UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SILICON IMAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2011

To Our Stockholders:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Silicon Image, Inc. to be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California, 94085, on Wednesday, May 18, 2011, at 2:00 p.m., Pacific Time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of Silicon Image by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Camillo Martino

Chief Executive Officer

SILICON IMAGE, INC.

1060 East Arques Ave.

Sunnyvale, California 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Silicon Image, Inc. will be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California 94085, on Wednesday, May 18, 2011, at 2:00 p.m., Pacific Time, for the following purposes:

1.	To elect two Class III directors of Silicon Image, Inc., each to serve until the 2014 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Silicon Image’s Board of Directors intends to present the following nominees for election as Class III director:

William Raduchel	Camillo Martino

2.	To approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder.

3.	To approve an advisory vote on executive compensation.

4.	To approve an advisory vote on the frequency of holding an advisory vote on executive compensation.

5.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Silicon Image, Inc. for the fiscal year ending December 31, 2011.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 25, 2011 are entitled to notice of and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Camillo Martino

Chief Executive Officer

Sunnyvale, California

April 12, 2011

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope, or vote by telephone or Internet according to the directions on the accompanying proxy, so that your shares may be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2011: THIS PROXY

STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

http://ir.siliconimage.com/sec.cfm

SILICON IMAGE, INC.

1060 East Arques Ave.

Sunnyvale, California 94085

PROXY STATEMENT

April 12, 2011

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Silicon Image, Inc., a Delaware corporation (“Silicon Image” or the “Company”), for use at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California 94085, on Wednesday, May 18, 2011, at 2:00 p.m., Pacific Time. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 19, 2011. An annual report for the year ended December 31, 2010 is enclosed with this Proxy Statement.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on March 25, 2011, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on March 25, 2011, we had 79,418,106 shares of common stock outstanding and entitled to vote. Holders of Silicon Image common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

For Proposal No. 1, directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the two nominees receiving the highest number of “for” votes will be elected. To be approved, each of Proposals No. 2, 3, 4 and 5 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If stockholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal No. 1, since approval of a percentage of shares present or outstanding is not required for this proposal, but will have the same effect as negative votes with regard to Proposals No. 2 and 5. Additionally, abstentions will not be counted as either a vote cast “For” or “Against” with respect to Proposal 3 or as a vote for “1 Year”, “2 Years” or “3 Years” with respect to Proposal 4. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will tabulate affirmative and negative votes, votes withheld, and abstentions.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members Brokers are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as Proposal No. 5. If a broker votes shares that are not voted by its clients for or against a proposal, those shares are considered present and entitled to vote at the Annual Meeting. Those shares will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. For Proposals No. 1, 2, 3 and 4, which are not “routine,” a broker who has received no instructions from its clients generally does not have discretion to vote its clients’ unvoted shares on those proposals. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal. Those shares would not be taken into account in determining the outcome of the non-routine proposal.

Voting of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Silicon Image for use at the Annual Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope. All signed returned proxies that are not revoked will be voted in accordance with the instructions contained therein. However, returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal, or in the case of the election of the Class III directors, as a vote “for” election to Class III of the Board of all nominees presented by the Board. In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting provided a quorum is present.

Expenses of Solicitation

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by Silicon Image. Following the original mailing of the proxies and other soliciting materials, Silicon Image and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Silicon Image will request that brokers, custodians, nominees and other record holders of its common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, Silicon Image, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Georgeson Shareholder Communications, Inc. will assist Silicon Image in obtaining the return of proxies at an estimated cost to Silicon Image of $6,000.

Revocability of Proxies

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to Silicon Image stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

Telephone or Internet Voting

For stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program for shares held in “street name” that offers telephone and Internet voting options. Stockholders with shares registered directly in their names with Mellon Investor Services, Silicon Image’s transfer agent, will also be able to vote using the telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Mellon Investor Services, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Silicon Image’s Board of Directors is presently comprised of six (6) members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve until the third succeeding annual meeting.

On January 5, 2010, the Board of Directors appointed Camillo Martino, our Chief Executive Officer (CEO), to the Board effective January 13, 2010. On September 30, 2010, Harold Covert, our former President and a former director of Silicon Image, resigned from these positions pursuant to his Transitional Employment and Separation Agreement dated January 6, 2010. Through September 30, 2010, Silicon Image’s Board consisted of seven (7) members. Following Mr. Covert’s resignation as President and director on September 30, 2010, Silicon Image’s Board consisted of six (6) members.

Peter Hanelt and William George have been designated as Class I directors, Masood Jabbar and John Hodge have been designated as Class II directors and William Raduchel and Camillo Martino have been designated as Class III directors. Mr. Hanelt serves as Chairman of the Board. The Class III directors are standing for reelection at the 2011 Annual Meeting of Stockholders, the Class I directors will stand for reelection or election at the 2012 Annual Meeting of Stockholders and the Class II directors will stand for reelection or election at the 2013 Annual Meeting of Stockholders. Unless otherwise provided by law, any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may only be filled by the affirmative vote of a majority of the directors then in office or by a sole remaining director. Any director so elected to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal.

Each of the nominees for election as a Class III director is currently a director of Silicon Image. If elected at the Annual Meeting, each of the nominees would serve until the 2014 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by an executed proxy will be voted “for” the election of the two nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as the present Board may determine. Silicon Image is not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The names of the nominees for election as Class III directors at the Annual Meeting and of the incumbent Class I and Class II directors and certain information about them, including their ages as of February 28, 2011, are included below.

Name	Age	Principal Occupation	Director Since
Incumbent Class I directors with term expiring in 2012:
Peter Hanelt(1)(2)(3)	66	Business Consultant	2005

William George(2)(3)	68	Independent Consultant	2005

Nominee for election as Class II directors with term expiring in 2013:
Masood Jabbar(1)(2)(3)	61	Independent Consultant and Private Investor	2005
John Hodge(1)(4)	44	Senior Managing Director, Blackstone Group	2006

Incumbent Class III directors with term expiring in 2011:
William Raduchel(2)(4)	65	Individual Investor and Strategic Advisor	2005

Camillo Martino	48	Chief Executive Officer of Silicon Image	2010

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance and Nominating Committee
(4)	Member of Corporate Development Committee

William George has served as a director of Silicon Image since October 2005. Dr. George served as Executive Vice President of Manufacturing Services for ON Semiconductor Corporation and SCI, LLC from June 2007 until his retirement from the company in September, 2008. From August 1999 until June 2007, he served as Executive Vice President of Operations at ON. He served as Corporate Vice President and Director of Manufacturing of Motorola’s Semiconductor Components Group from June 1997 until August 1999. Prior to that time, Dr. George held several executive and management positions at Motorola, including Corporate Vice President and Director of Manufacturing of Motorola’s Semiconductor Products Sector. From 1991 to 1994, he served as Executive Vice President and Chief Operations Officer of Sematech, a consortium of leading semiconductor companies. From October 2003 until December 2004, Dr. George served as a director of the Supervisory Board of Metron Technology N.V., a global provider of marketing, sales, manufacturing, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers in Europe, Asia and the United States. Since August 2005, Dr. George has served as a director and a member of the Compensation Committee of Ramtron International Corporation, a semiconductor supplier located in Colorado Springs, Colorado. In March, 2009, he joined the Board of Directors of publicly-traded Power Integrations, Inc., a leading supplier of high voltage integrated circuits for energy efficient power conversion. He is also currently a member of the Compensation Committee of the Board of Directors of Power Integrations, Inc. Dr. George received his Bachelor’s degree in Metallurgical Engineering in 1964 from the University of Oklahoma and earned a Ph.D. in Materials Science from Purdue University in 1968.

Through his extensive experience as an executive officer in a number of semiconductor companies, Mr. George brings to our Board of Directors his broad management expertise and a knowledge and understanding of the semiconductor industry. Through his vast experience and deep understanding of the semiconductor industry, he provides our Board of Directors valuable insights and ideas about analyzing and focusing on improving the various aspects of our Company, including operations, research and development, strategies and financial performance.

Peter Hanelt has served as a director of Silicon Image since May 2005, including as Chairman of the Board since July 2005. Mr. Hanelt has been a self-employed business consultant since November 2003. Mr. Hanelt served as Chief Restructuring Officer and Chief Operating Officer of the Good Guys, Inc., a publicly traded regional consumer electronics retailer, from December 2001 through July 2003 and as a consultant from July 2003 through October 2003. From October 1998 to June 2001, Mr. Hanelt served as Chief Executive Officer and director of Natural Wonders, Inc., a national specialty retailer of nature and science merchandise. Natural Wonders, Inc. filed for bankruptcy protection in December 2000. Mr. Hanelt is also a director and a member of the Nominating and Corporate Governance and Compensation Committees and the chair of the Audit Committee of Bidz.com, a publicly-traded online bidding service. Mr. Hanelt also serves as a director of Patelco Credit Union and Catholic Healthcare West, both not for profit companies and InterHealth Nutraceuticals, Inc., Coast Asset Management LLC , and Andronico’s Markets, all private companies. From 1997 to May 2008, Mr. Hanelt served as a director of Shoe Pavilion, Inc., a publicly traded shoe retailer. Shoe Pavilion, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in July 2008. Mr. Hanelt holds a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, and earned his MBA degree at the University of California, Berkeley.

Through Mr. Hanelt’s experience as a chief executive officer and his significant experience on audit committees and the board of directors of other companies, he brings his analytical skills and extensive expertise in analyzing numerous aspects of our business, including strategy, organizational design and planning as well as formulating and driving strategic direction and change. In particular, Mr. Hanelt’s experience with a wide range of companies provides the Board with valuable insight to best-in-class examples of successful companies against which we can model growth and culture to enable scaling of the organization in an optimal manner. Mr. Hanelt’s experience as a director in other companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as the Chairman of our Board of Directors. In addition, Mr. Hanelt holds an active CPA license and has spoken at several educational forums for CPA firms on the role of audit committees and board members, both of which also contribute to his qualifications.

John Hodge has served as a director of Silicon Image since February 2006. Since January 2008, Mr. Hodge has been a Senior Managing Director in the Private Equity Division at Blackstone Group, a private equity firm. Since June 2006, Mr. Hodge has also served as Senior Advisor to the Blackstone Group. From December 2006 to July 2008, Mr. Hodge served on the Board of Directors as well as member of the Audit Committee of Freescale Semiconductor, Inc. Mr. Hodge has advised clients from the brightest startups to the largest global leaders completing over 250 transactions for companies, such as Apple, Applied Materials, ASML, Broadcom, Cadence, Conexant, Compaq, Cypress, Google, Handspring, Hewlett-Packard, Intel, Intuit, KLA-Tencor, Lam Research, Linear Technology, National Semiconductor, Oracle, Philips, Rockwell, Samsung, SMIC, Solectron, Synopsys, ST Microelectronics, Texas Instruments, Verisign and Xilinx. From February 2005 to February 2006, Mr. Hodge served as Senior Advisor and Managing Director of the Technology Group of Credit Suisse First Boston. From 1998 to February 2005, Mr. Hodge was Managing Director and Global Head of Corporate Finance of the Technology Group of Credit Suisse First Boston. He also previously held positions at Morgan Stanley and Robertson Stephens. Mr. Hodge holds a Bachelor of Science degree in Biology from Stanford University.

Mr. Hodge’s years of experience in equity firms and in corporate finance and transactions and his extensive experience as a director of semiconductor companies have exposed him to a broad range of issues affecting businesses, including a number of businesses in our industry. In particular, Mr. Hodge’s experience as an operating executive in the equity and financial institutions provides our Board of Directors and our management with knowledge and perspective on the Company’s daily operating challenges. He brings to our Board of Directors his financial expertise and his work has included analyzing and focusing on improving various aspects of businesses, including operations, strategies and financial performance.

Masood Jabbar has served as a director of Silicon Image since May 2005. Mr. Jabbar is currently a private investor. From November 2004 to September 2006, Mr. Jabbar served as the Chief Executive Officer of XDS Inc., a privately held services company. In September 2003, Mr. Jabbar retired from Sun Microsystems, Inc. after sixteen years, where he held a variety of senior positions, including Executive Vice President and Advisor to the Chief Executive Officer from July 2002 through September 2003, Executive Vice President of Global Sales Operations from July 2000 to June 2002, President of the Computer Systems Division from February 1998 to June 2002 and, prior to that, Vice President, Chief Financial Officer and Chief of Staff of Sun Microsystems Computer Corporation from May 1994 to January 1998. Prior to joining Sun Microsystems, Inc., Mr. Jabbar worked for ten years at Xerox Corporation and prior to Xerox, two years at IBM Corporation. Mr. Jabbar serves on the Board of Directors and as a member of the Audit Committee of JDS Uniphase Corporation, a publicly traded company, and as a member of the Board of Directors and a member of the Audit Committee of RF Micro Devices, Inc., a publicly traded company. He is also a member of the Board of Directors of Calypso Technology Inc. a privately held company. Mr. Jabbar holds a MA in International Management from the American Graduate School of International Management, a Master of Business Administration degree from West Texas A&M University and a Bachelor of Arts degree in Economics & Statistics from the University of the Punjab, Pakistan.

Mr. Jabbar’s years of experience as an executive officer at Sun Microsystems, Inc. and as the Chief Executive Officer of XDS, Inc. have provided him with broad leadership and executive experience. Moreover, his MA in International Management provides him with a perspective on global business operations. In addition, his experience as a director in other companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as the chairman of the compensation committee and a member of the Governance and Nominating committee of our Board of Directors.

Camillo Martino has served as a director and Chief Executive Officer of Silicon Image since January 2010. Mr. Martino served as a board member of SAI Technology Inc. (“SAI”), a privately held company, from June 2006 to November 2010 and, prior to his appointment as Chief Executive Officer of the Company, Mr. Martino served as Chief Operating Officer of SAI from January 2008 to January 2010. From July 2005 to June 2007, Mr. Martino served as the President and CEO of Cornice Inc., a privately held company. From August 2001 to July 2005, Mr. Martino served as the Executive Vice President and Chief Operating Officer at Zoran Corporation, a publicly held company. Prior to August 2001, Mr. Martino also worked at National Semiconductor Corporation for a total of nearly 14 years. Mr. Martino holds a Bachelor of Applied Science in Electrical Engineering from the University of Melbourne, Parkville/Melbourne, Australia and a Graduate Diploma in Digital Communications from Monash University, Clayton, Australia.

Mr. Martino’s over 25 years of experience in the high-tech industry, including various executive management roles focusing on consumer electronics, communications and computing markets, contribute to his qualifications to sit on our Board of Directors. Mr. Martino’s day-to-day involvement in the Company’s business has provided him with extensive knowledge and understanding of the Company and its industry. As Chief Executive Officer, he is able to provide the Company’s Board of Directors with insight and information related to the Company’s strategy, operations, and business. His prior employment in public companies in a number of substantial management and executive roles at Zoran Corporation and National Semiconductor Corporation provided him with extensive experience in business, operations, research and development and management.

William Raduchel has served as a director of Silicon Image since December 2005. Dr. Raduchel served as non-executive vice chairman of Silicon Image’s wholly-owned subsidiary Simplay Labs, LLC (formerly known as PanelLink Cinema LLC) from January 2005 until his election as a director of Silicon Image. From April 2003 until his election as a director, Dr. Raduchel also served as a consultant to Silicon Image. Dr. Raduchel is an adjunct professor at the McDonough School of Business, Georgetown University and an outside director. He is the non-executive Chairman of the Board of Directors of Opera Software ASA and is a director of ePals, Live Intent, MokaFive and Virident, all private companies. He is a strategic advisor to Daily Mail and General Trust PLC, a leading U.K. media company, and to Naspers, Ltd. From March 2004 until June 2006, he was the Chairman of the Board of Directors and from May 2004 to January 2006, Chief Executive Officer, of Ruckus Network, Inc., a privately-held digital entertainment network for students at colleges and universities over the university network. From September 1999 through January 2001, he was Chief Technology Officer of AOL, Inc., becoming Chief Technology Officer of AOL Time Warner (now known as Time Warner Inc.) in January 2001, a position he held through December 2002. After leaving AOL Time Warner, he served as a part-time strategic advisor to America Online, Inc. (a subsidiary of Time Warner Inc.) from March 2003 through February 2004. After attending Michigan Technological University, which gave him an honorary doctorate in 2002, Dr. Raduchel received his undergraduate degree in Economics from Michigan State University and earned his A.M. and Ph.D. degrees in Economics at Harvard University.

In addition to being an economist, Dr. Raduchel is a recognized expert on the future of technology and media, and his vision assists the Company in its strategy. He understands both our industry and our customers. In addition, he brings a wealth of management experience from his career at AOL Time Warner, AOL, Inc., Sun Microsystems, Inc., Xerox Corporation and The McGraw-Hill Companies, Inc., at all of which he was an executive officer. His corporate governance expertise includes decades of board service.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINATED DIRECTORS

Membership and Meetings of Board of Directors and Board Committees

Board of Directors.

The Board of Directors has determined that each of Peter Hanelt, William George, John Hodge, Masood Jabbar and William Raduchel representing a majority of its current members, is independent under the rules of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission.

During fiscal year 2010, the Board met formally forty one times and acted by written consent five times. All of the directors attended at least 80% of the meetings of the Board and the total number of meetings held by all committees of the Board on which such director served.

Standing committees of the Board include an audit committee, a compensation committee, a governance and nominating committee and a corporate development committee. Each of these committees has adopted a written charter. Current copies of these charters are available on the Investor Relation’s section of Silicon Image’s website at http://ir.siliconimage.com under “Corporate Governance”.

Audit Committee. The Audit Committee consists of Peter Hanelt, Masood Jabbar and John Hodge. Mr. Hanelt has served as chairman of the Audit Committee since June 2005. The Board has determined that Messrs. Hanelt and Jabbar are each an “audit committee financial expert”, as defined by the rules of the Securities and Exchange Commission and that each of the members of the Audit Committee meets the financial sophistication requirements of the NASDAQ Stock Market. In addition, the Board has determined that each of the members of the Audit Committee meets the independence requirements of the NASDAQ Stock Market. During fiscal year 2010, the Audit Committee met nine times. The Audit Committee reviews our financial reporting process, our system of internal controls and the audit process. The Audit Committee also reviews the performance and independence of our external auditors and recommends to the Board the appointment or discharge of our external auditors.

Compensation Committee. The Compensation Committee consists of William George, Peter Hanelt, William Raduchel and Masood Jabbar. Mr. Jabbar has served as chairman of the Compensation Committee since June 2005. The Board has determined that each of the current members of the Compensation Committee meets the independence requirements of the rules of the NASDAQ Stock Market. During fiscal year 2010, the Compensation Committee met eleven times and acted by written consent three times. The Compensation Committee has the authority to approve the form and amount of compensation to be paid or awarded to all employees of Silicon Image. The Compensation Committee, in conjunction with the non-executive members of the Board, sets the base salaries of Silicon Image’s executive officers, including the Chief Executive Officer, and approves bonus programs for the executive officers. The Compensation Committee administers the issuance of stock options and other equity awards under equity based compensation plans and agreements thereunder as well as non-plan options. The Board also has the authority to approve the issuance of stock options and other equity awards and has delegated to our chief executive officer the authority to grant stock options to non-officer employees, subject to certain limitations. The Compensation Committee and the Board each has the authority to approve director compensation.

Governance and Nominating Committee. The Governance and Nominating Committee consists of Masood Jabbar, Peter Hanelt and William George. Dr. George joined the committee and became its chairman in July 2007. The Board has determined that each of the current members of the Governance and Nominating Committee meets the independence requirements of the rules of the NASDAQ Stock Market. During fiscal year 2010, the Governance and Nominating Committee met two times and acted by written consent one time. The Governance and Nominating Committee is responsible for reviewing and evaluating Silicon Image’s corporate governance principles and code of business conduct and ethics and advising the full Board on other corporate governance matters.

The Governance and Nominating Committee is also responsible for interviewing, evaluating, approving and recommending individuals for membership on the Board. The goal of the Governance and Nominating Committee is to ensure that our Board possesses a variety of experiences, perspectives, qualifications, attributes and skills derived from high-quality business and professional experience. The Governance and Nominating Committee seeks to achieve a diversity of knowledge, experience, backgrounds, viewpoints, characteristics and capability on our Board. To this end, the Governance and Nominating Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically, without regard to their race, gender, national origin or sexual orientation. In addition, the Governance and Nominating Committee considers the level of the candidate’s commitment to active participation as a director, both at Board and Board committee meetings and otherwise. Although the Governance and Nominating Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. The Governance and Nominating Committee has previously retained outside search consultants to assist in identifying potential candidates for membership on the Board.

The Governance and Nominating Committee believes the current nominees for election as Class III directors as well as the Class I and Class II directors are composed of a diverse group of leaders in their respective fields. Many of nominees and current directors have leadership experience at major private and public companies, including experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. The Governance and Nominating Committee and the Board believe that the above-mentioned attributes provide Silicon Image with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Corporate Development Committee. The Corporate Development Committee consists of John Hodge and William Raduchel. Messrs Hodge and Raduchel have served as co-chairmen of the Corporate Development Committee since February 2008. During fiscal year 2010, the Corporate Development Committee met twice. The purpose of the Corporate Development Committee is to assist the Board in fulfilling its responsibilities for overseeing and facilitating the development and implementation of the Company’s business strategies and plans.

Board Leadership Structure. The Board has determined that having an independent director serve as Chairman of the Board is in our best interests and thoseof our stockholders. Mr. Hanelt, a non-employee director, serves as our Chairman of the Board and presides over meetings of the Board and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. Generally, regular meetings of our Board include a meeting of our independent directors without management present.

Risk Management. The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted in part through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks and discussions with those officers and other personnel.

Risk Oversight. Our Board is responsible for the oversight of our company-wide risk management efforts and delegates the assessment and implementation of our day-to-day risk management policies to our management. Our Board is directly involved in overseeing risk management issues related to significant matters such as our overall business strategy, major strategic transactions and executive officer succession through its regular communications with management.

Additionally, each of our standing Board committees, namely the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, have individual oversight responsibilities:

•

Our Audit Committee oversees our financial reporting and controls, as well as the work performed by our independent registered public accounting firm and our internal audit function. The Audit Committee regularly discusses with management and our independent registered public accounting firm the major risks related to our financial reporting and controls, and the steps taken to monitor and control our exposure to those risks. In addition, under the supervision of the Audit Committee, we have established an anonymous and confidential ethics reporting system, which encourages and allows any employee to submit concerns directly to senior management and the Audit Committee. Our Audit Committee also oversees risks relating to our investments, financing activities and world-wide insurance programs and is responsible for reviewing and approving related person transactions.

•

Our Compensation Committee is responsible for overseeing risks related to our cash and equity-based compensation programs and practices. Our Compensation Committee aims to establish compensation policies and practices that motivate contributions to long term stockholder value and do not promote unnecessary or excessive risk-taking. For additional information regarding the Compensation Committee’s assessment of our compensation-related risk, please see the section of this Proxy Statement titled “Compensation Risk Assessment.”

•

Our Governance and Nominating Committee is responsible for overseeing risks related to our overall corporate governance, as well as any potential issues related to the composition and structure of our Board of Directors and its committees. In this regard, our Governance and Nominating Committee conducts an annual evaluation of our Board and Board committees and periodically reviews Board member and executive officer succession plans. It also reviews and makes recommendations with respect to our corporate governance policies and principles, and the chairperson may investigate concerns raised through our confidential ethics reporting system, as applicable to our Board and its committees.

Policy regarding Stockholder Nominations. The Governance and Nominating Committee considers stockholder recommendations for director candidates. The Governance and Nominating Committee has established the following procedure for stockholders to submit director nominee recommendations:

•

If a stockholder would like to recommend a director candidate for the next annual meeting, he or she must submit the recommendations by mail to Silicon Image’s Corporate Secretary at Silicon Image’s principal executive offices, no later than the 120th calendar day before the anniversary of the date that Silicon Image last mailed its proxy statement to stockholders in connection with the previous year’s annual meeting.

•

Recommendations for candidates must be accompanied by personal information of the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and such other information as determined by Silicon Image’s Corporate Secretary and as necessary to satisfy

Securities and Exchange Commission rules and Silicon Image’s Bylaws, together with a letter signed by the proposed candidate consenting to serve on the Board if nominated and elected.

•

The Governance and Nominating Committee considers nominees based on Silicon Image’s need to fill vacancies or to expand the Board and also considers Silicon Image’s need to fill particular roles on the Board or committees thereof (e.g. independent director, or audit committee financial expert).

•	The Governance and Nominating Committee evaluates candidates in accordance with its charter and policies regarding director qualifications, qualities and skills.

Stock Ownership Guidelines. In February 2010, the Board of Directors approved new stock ownership guidelines for non-employee directors. These guidelines require that each non-employee director own at least the lesser of (i) 25,000 shares of Silicon Image’s common stock and (ii) shares of Silicon Image common stock having a value equal to $75,000. The guidelines allow a four-year period to attain the target ownership level beginning the date of the adoption by the Board of the guidelines or the non-employee director’s election to the Board. To facilitate share ownership, non-employee directors will retain at least 25% of any shares of Silicon Image common stock acquired through the exercise or vesting of any equity awards (after taking into account any shares sold or withheld, as the case may be, to satisfy the payment of the exercise price, if any, or taxes) until the ownership threshold is achieved. Thereafter, the requirement to retain shares lapses unless a non-employee director’s ownership falls below the target level.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of Silicon Image’s Board is currently comprised of William George, Peter Hanelt, William Raduchel and Masood Jabbar. None of these individuals has at any time been an officer or employee of Silicon Image. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO 1999 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER

We are asking our stockholders to approve an amendment to our 1999 Employee Stock Purchase Plan (the “ ESPP”), to increase the number of shares of common stock reserved for issuance under the ESPP by 3,000,000 shares (the “Amendment”). If our stockholders do not approve the 3,000,000 share increase under the ESPP, the reserves currently available under the ESPP may not be sufficient beyond the first six months of fiscal year 2012. As of the record date, the total number of shares that remained available for issuance under the ESPP was 555,230. If our stockholders approve the 3,000,000 share increase, the aggregate number of shares reserved for issuance under the ESPP will be increased from 8,000,000 shares to 11,000,000 shares. Approval of the amendment and increase in the number of shares reserved for issuance under the ESPP was approved by the Board of Directors on March 29, 2011.

Approval of the amendment of the ESPP is intended to ensure that Silicon Image is able to continue to make the benefits available under the ESPP to the eligible employees. The Board believes the Amendment is necessary to assist in the retention of current employees and hiring of new employees and to continue to provide our employees with an incentive to contribute to our success by providing an opportunity to acquire shares of our common stock.

The following summary of certain major features of the ESPP, as proposed to be amended, is subject to the specific provisions contained in the full text of the ESPP as proposed to be amended, as set forth in Appendix A.

General

Our ESPP was approved by our Board of Directors in July 1999 and adopted by our stockholders in October 1999. At the 2008 Annual Meeting of Stockholders, the ESPP was amended to extend its term through to August 15, 2008. As originally adopted, the ESPP had 500,000 shares of common stock reserved for issuance. The ESPP contains an “evergreen” provision that automatically increases, on each January 1, the number of shares reserved for issuance thereunder by a number of shares equal to one percent of the Company’s total number of outstanding shares of common stock on the immediately preceding December 31, or such lesser number as the Board or the Compensation Committee may determine, provided that the aggregate number of shares reserved for issuance under the ESPP may not exceed 8,000,000 shares. As of the record date, we have reserved 8,000,000 shares for issuance under the ESPP and have issued 7,444,770 shares thereunder. An aggregate of 555,230 shares remain available for future issuance pursuant to the ESPP. If the 3,000,000 increase in the number of shares is approved, the aggregate number of shares of common stock reserved for issuance under the ESPP will be 11,000,000.

Key Terms of the ESPP

The ESPP, including the right of participants to make purchases under the ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Sections 421 and 423 of the Code. The provisions of the ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of ERISA.

Purpose

The purpose of the ESPP is to provide our employees, including the employees of any of our subsidiaries designated by the Board, with a convenient means of acquiring an equity interest in our Company through payroll deductions to enhance such employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment.

Administration

The ESPP is administered by the Compensation Committee of our Board of Directors. The administration, interpretation, or application of the ESPP by the Compensation Committee is final and binding upon all participants.

Eligibility

Any person, including an executive officer, who is customarily employed for at least twenty hours per week and more than five months in a calendar year by us or any of our designated subsidiaries, as of an offering date, is eligible to participate in the ESPP. An offering date is the first trading day of a given offering period.

For purposes of the ESPP, the employment relationship is treated as continuing intact while a participant is on sick leave or other leave of absence approved by us. However, if the period of leave exceeds 90 days and the participant’s right to re-employment is not guaranteed either by statute or by contract, the participant will be deemed to have withdrawn from the ESPP on the 91st day of such leave.

As of the record date, approximately 360 employees were eligible to participate in the ESPP.

Special Limitations

The ESPP imposes certain limitations upon a participant’s rights to acquire our common stock, including the following limitations:

•

Purchase rights may not be granted to any individual who owns stock, including stock purchasable under any outstanding purchase rights, possessing five percent or more of the total combined voting power or value of all our classes of stock of our affiliates.

•

Purchase rights granted to a participant may not permit the individual to accrue the right to purchase our common stock at an annual rate of more than $25,000, valued at the time each purchase right is granted.

•

No more than twice the number of shares that a participant’s payroll deductions for a particular offering period could have purchased using as the purchase price eighty-five percent of the fair market value of our common stock on the first trading day of the offering period in question.

Furthermore, if, on a purchase date, the number of shares that would otherwise be subject to stock options under the ESPP exceeds the number of shares available for sale as of the beginning of the applicable offering period, a pro-rata allocation of the available shares is made in as uniform and as equitable a manner as is practicable.

Enrollment in the Plan

Eligible employees become participants in the ESPP by completing a subscription agreement authorizing payroll deductions prior to the applicable offering date. A person who becomes employed fewer than ten days before the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

Offering Periods; Purchase Periods

Typically, the ESPP is implemented by consecutive six-month offering periods, with a new offering period commencing on the first trading day on or after February 16 and August 16 of each year and terminating on the trading day on or before February 15 and August 15. Each six-month offering period consists of a single six-month purchase period. In the future, the Board of Directors may alter the duration of the offering periods, including the commencement dates, with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

Purchase Price

The purchase price at which shares are sold under the ESPP is eighty-five percent of the lower of the fair market value of a share of our common stock on (1) the first trading day of the offering period, or (2) the last trading day of the offering period. The ESPP provides that, because our common stock is currently traded on NASDAQ, the fair market value of a share of our common stock on a given date shall be the closing price on NASDAQ on such date, as reported in The Wall Street Journal.

Payment of the Purchase Price; Payroll Deductions

The payroll deductions accumulated during the offering period are applied to the purchase of the shares on the purchase date. The deductions may not be less than one percent or greater than fifteen percent of a participant’s eligible compensation. The aggregate of such payroll deductions for each calendar year cannot exceed $25,000. Eligible compensation means all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, provided, however, that any election by a participant to reduce regular cash compensation under Sections 125 or 401(k) of the Code shall be treated as if the participant had not make such election.

Payroll deductions commence on the first payday following the first day of the offering period and continue at the same percentage rate until the end of the offering period unless sooner terminated. No interest accrues on the payroll deductions of a participant in the ESPP. At any time during the offering period, a participant may discontinue or decrease his or her payroll deductions without withdrawing amounts previously contributed. A participant may increase his or her rate of payroll deductions only for a subsequent offering period and may not increase his or her rate of payroll deductions during an outstanding offering period in which such participant is currently participating.

All payroll deductions received or held by us under the ESPP may be used by us for any corporate purpose and we are not obligated to segregate such payroll deductions. Until the shares are issued, participants only have the rights of an unsecured creditor.

Purchase of Stock; Grant of Options

As of the first day of each offering period, each eligible employee participating in the ESPP is granted an option to purchase shares of our common stock, exercisable at the conclusion of the purchase period. The exact number of shares is determined by dividing such employee’s accumulated payroll deductions during the offering period by the option purchase price determined as described above, subject to the limitations set forth in the ESPP (and described above).

Withdrawal

A participant may withdraw all, but no less than all, the payroll deductions credited to his or her account under the ESPP at least fifteen days prior to the end of the offering period by giving written notice to us. After receipt of a notice of withdrawal, (1) all of the participant’s payroll deductions credited to his/her account will be promptly paid without interest, (2) the participant’s option for the current period will automatically terminate and (3) no further payroll deductions for the purchase of shares will be made during the offering period. A participant’s withdrawal from an offering does not have any effect upon such participant’s eligibility to participate in subsequent offerings under the ESPP or in any similar plan that we may adopt.

Termination or Interruption of Employment

Upon termination or interruption of a participant’s employment for any reason, including retirement or death, prior to the last day of the offering period, the payroll deductions credited to the participant’s account will be returned to such participant, or, in the case of the participant’s death, to the person or persons entitled thereto as specified in the participant’s subscription agreement and his or her option will automatically terminate.

Adjustments upon Changes in Capitalization or Merger

In the event any change, such as a stock split or payment of a stock dividend, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of common stock without our receipt of additional consideration, an appropriate adjustment will be made in the shares subject to purchase and in the purchase price per share, subject to any required action by our stockholders. In the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened and the new exercise date will be set as immediately prior to the proposed dissolution or liquidation. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, the participant’s outstanding option may be assumed or substituted for or by the successor corporation, or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or provide a substitute for the participant’s outstanding options, we will take the same actions under the plan as previously described with respect to a proposed dissolution or liquidation.

Nonassignability

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant, other than by will, the laws of descent and distribution, or as provided in the ESPP. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that we may treat such act as an election to withdraw from the ESPP.

Termination of the Plan

The Board of Directors may, at any time or from time to time, amend or terminate the ESPP, except that such termination shall not affect options previously granted nor, generally, may any amendment make any change in an option previously granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code, we shall obtain stockholder approval in such a manner and to such a degree as required.

Without stockholder approval and without regard to whether any participant rights may be adversely affected, the Board of Directors may (1) change the offering periods, (2) limit the frequency and/or number of changes in the amount withheld during an offering period, (3) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (4) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, (5) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s compensation and (6) establish such other limitations or procedures that the Board of Directors determines, in its sole discretion, are advisable and that are consistent with the ESPP.

The ESPP will continue until the earlier of termination by our Board, issuance of all of the shares reserved for issuance under the ESPP or August 15, 2018.

U.S. Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to Silicon Image and participants in the ESPP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

The ESPP and the right of participants to make purchases under the ESPP is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.

If the shares are sold or disposed of, including by way of gift, at least two years after the offering date (the first day of the offering period during which shares were purchased) and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, referred to as the “option price,” or (b) fifteen percent of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee’s basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or disposed of, including by way of gift or by exchange in connection with the exercise of an incentive stock option, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

New Plan Benefits

Eligible employees participate in the ESPP voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the ESPP. Accordingly, future purchases under the ESPP are not determinable at this time.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO 1999 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting an advisory vote on your approval of the fiscal year 2010 compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables, and the narrative discussion set forth in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote.

Our Compensation Committee, which is responsible for structuring and administering the compensation program for our named executive officers, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of the Company’s stockholders. We have become profitable in fiscal year 2010 and we believe the compensation program for our named executive officers has been instrumental in helping Silicon Image achieve strong financial performance in fiscal 2010 despite the challenging macroeconomic environment. We encourage you to carefully review the Compensation Discussion and Analysis section of this Proxy Statement for additional details on the Company’s executive compensation program, including the Company’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation for our named executive officers in fiscal year 2010.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory (non-binding) basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Silicon Image, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on this Proxy Statement, is hereby approved.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting an advisory vote on your approval of how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as a “say on pay” vote, as provided in Proposal 3. This advisory vote is referred to here as the “frequency of say on pay” vote. Under this Proposal 4, you may vote on whether you would prefer to have a “say on pay” vote every year, every 2 years or every 3 years.

The “say on pay” and “frequency of say on pay” voting provisions are new and, based upon current information, our Board of Directors believes that the “say on pay” advisory vote should be conducted every year. An annual advisory vote on executive compensation will allow our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

You may cast your vote on your preferred voting frequency by choosing the option of 1 year, 2 years or 3 years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of 1 year, 2 years, or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Silicon Image, Inc. is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

While this advisory vote on the frequency of the “say on pay” vote is non-binding, our Board of Directors and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future “say on pay” votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR A

“1 YEAR” FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to be Silicon Image’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Audit and Related Fees

Audit Fees.

The aggregate fees billed or to be billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”), for professional services rendered for (i) the audit of Silicon Image’s annual financial statements set forth in Silicon Image’s Annual Report for the fiscal year ended December 31, 2010, (ii) the review of Silicon Image’s quarterly financial statements set forth in Silicon Image’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010, (iii) the issuances of consents and review of documents filed with the Securities and Exchange Commission (iv) the fiscal year 2010 audit of Silicon Image’s internal controls under Section 404 of the Sarbanes-Oxley Act and (v) the fiscal year 2009 statutory audits of Silicon Image’s Netherlands and Germany subsidiaries were $649,905 for the fiscal year ended December 31, 2010.

For the fiscal year ended December 31, 2009, the aggregate fees billed by Deloitte & Touche for professional services rendered in connection with (i) the audit of Silicon Image’s annual financial statements set forth in Silicon Image’s Annual Report for the fiscal year ended December 31, 2009, (ii) the review of Silicon Image’s quarterly financial statements set forth in Silicon Image’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009, (iii) the issuances of consents and review of documents filed with the Securities and Exchange Commission (iv) the fiscal year 2009 audit of Silicon Image’s internal controls under Section 404 of the Sarbanes-Oxley Act and (v) the fiscal year 2008 statutory audits of Silicon Image’s Netherlands and Germany subsidiaries were $1,066,550 for the fiscal year ended December 31, 2009.

Audit-Related Fees.

There were no audit-related fees billed by Deloitte & Touche for the fiscal year ended December 31, 2010.

The aggregate fees billed or to be billed by Deloitte & Touche for the professional services they rendered for the year ended December 31, 2009 associated with a potential strategic acquisition which we evaluated and decided not to pursue aggregated to $449,743. All such services were pre approved by the Audit Committee of the Board.

Tax Fees.

The aggregate fees billed or to be billed by Deloitte & Touche for professional services rendered for tax consultancy and tax return preparation for our Germany subsidiary for the fiscal years ended December 31, 2010 and 2009 were $13,765 and $7,973, respectively.

All Other Fees.

There were no other fees billed by Deloitte & Touche for the fiscal year ended December 31, 2010.

The aggregate fees billed or to be billed by Deloitte & Touche for the professional services they rendered for the year ended December 31, 2009 associated with a consultancy regarding fiscal year change aggregated to $3,452. All such services were pre approved by the Audit Committee of the Board.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals and the fees for the services performed to date.

All of the services of Deloitte & Touche for the fiscal years ended December 31, 2010 and 2009, described above, were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of February 28, 2011 by:

•	each stockholder known by us to be the beneficial owner of 5% or more of our common stock;

•	each of our current directors;

•	each of our “Named Executive Officers”, as such term is defined under the rules of the Securities and Exchange Commission; and

•	all current directors and executive officers as a group.

Our Named Executive Officers consist of the individuals who served as Principal Executive Officer in 2010 (Mr. Martino as the Chief Executive Officer from January 2010 to December 2010), Principal Financial Officer in 2010 (Mr. Granberry as the Chief Financial Officer from May 2010 to December 2010), and the three other most highly compensated executive officers (Messrs. Almgren, Lopez and Vehling). Mr. Martino was appointed as our Chief Executive Officer, effective January 6, 2010 and Mr. Granberry was appointed as our Chief Financial Officer, effective May 1, 2010.

The percentage ownership in the following table is based on 80,269,506 shares of our common stock outstanding as of February 28, 2011 plus the number of shares of our common stock that such person or group would own or had the right to acquire on or within 60 days after February 28, 2011. Shares of common stock that are subject to options or other convertible securities currently releasable or exercisable within 60 days of February 28, 2011, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible or releasable securities, but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address for each listed stockholder is c/o Silicon Image, Inc., 1060 East Arques Ave., Sunnyvale, California 94085.

Name of Beneficial Owner	Shares Beneficially Owned
	Number of Shares	Percent of Class
Holders of Greater Than 5%
Edward C. Johnson and Fidelity Management and Research LLC(1)	5,161,173	6.4%
The Vanguard Group, Inc.(2)	5,014,066	6.2%
BlackRock, Inc(3)	4,497,012	5.6%

Named Executive Officers
Camillo Martino(4)	116,901	*
Noland Granberry(5)	79,257	*
Eric Almgren(6)	198,624	*
Edward Lopez(7)	172,115	*
Timothy Vehling(8)	28,747	*

Directors
William Raduchel(9)	268,000	*
Peter Hanelt(10)	174,110	*
Masood Jabbar(11)	140,000	*
William George(12)	110,000	*
John Hodge(13)	110,000	*
All executive officers and directors as a group (10 persons)(14)	1,397,754	1.7%

*	Less than 1%.
(1)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011, which indicates that Edward C. Johnson 3d and Fidelity Management and Research (FMR) LLC each has sole dispositive power over all of these shares. The address of FMR LLC and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.
(2)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2011, which indicates that The Vanguard Group, Inc. has sole voting power and shared dispositive power over 96,034 of these shares and sole dispositive power over 4,918,032 of these shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2011, which indicates that BlackRock, Inc. has sole voting power and sole dispositive power over all of these shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(4)	Represents 16,901 outstanding shares directly owned by Mr. Martino as of February 28, 2011 and 100,000 shares subject to options which are exercisable within 60 days after February 28, 2011.
(5)	Includes 15,928 outstanding shares directly owned by Mr. Granberry as of February 28, 2011, 50,079 shares subject to options which are exercisable within 60 days after February 28, 2011 and 13,250 shares of RSUs which will be released within 60 days after February 28, 2011.
(6)	Represents 7,687 outstanding shares directly owned by Mr. Almgren as of February 28, 2011, 175,937 shares subject to options which are exercisable within 60 days after February 28, 2011 and 15,000 shares of RSUs which will be released within 60 days after February 28, 2011.
(7)	Represents 38,573 outstanding shares directly owned by Mr. Lopez as of February 28, 2011, 118,542 shares subject to options which are exercisable within 60 days after February 28, 2011 and 15,000 shares of RSUs which will be released within 60 days after February 28, 2011.
(8)	Represents 2,914 shares directly owned by Mr. Vehling as of February 28, 2011 and 25,833 shares subject to options which are exercisable within 60 days after February 28, 2011.
(9)	Represents 18,000 outstanding shares directly owned by Mr. Raduchel as of February 28, 2011 and 250,000 shares subject to options which are exercisable within 60 days after February 28, 2011.
(10)	Represents 18,000 outstanding shares directly owned by Mr. Hanelt, 3,550 shares jointly owned by Mr. Hanelt and his spouse at Charles Schwab, 2,125 shares owned by Mr. Hanelt in SEP-IRA account at Charles Schwab, 1,735 shares owned by Mr. Hanelt in ROTH IRA account at Charles Schwab, 2,000 shares held by the Peter Hanelt and Mary Ann Hanelt Trust, of which Mr. Hanelt is the trustee, 500 shares held by Mr. Hanelt’s spouse, 1,200 held by Peter G Hanelt Timberland Partnership and 145,000 shares subject to options which are exercisable within 60 days after February 28, 2011.
(11)	Represents 15,000 outstanding shares directly owned by Mr. Jabbar as of February 28, 2011 and 125,000 shares subject to options which are exercisable within 60 days after February 28, 2011.
(12)	Represents 15,000 outstanding shares directly owned by Dr. George and 95,000 shares subject to options held which are exercisable within 60 days after February 28, 2011.
(13)	Represents 15,000 outstanding shares directly owned by Mr. Hodge and 95,000 shares subject to options which are exercisable within 60 days after February 28, 2011.
(14)	Represents 174,113 outstanding shares directly and indirectly owned by the executive officers and directors as of February 28, 2011, 1,180,391 shares subject to options which are exercisable within 60 days after February 28, 2011 and 43,250 shares of RSUs which will be released within 60 days after February 28, 2011.

Equity Compensation Plans

As of December 31, 2010, we maintained our 2008 and 1999 Equity Incentive Plans and our 1999 Employee Stock Purchase Plan, each of which were approved by our stockholders. As of December 31, 2010, we also maintained the CMD Technology Inc. 1999 Stock Incentive Plan, Silicon Communication Lab, Inc. 1999 Stock Option Plan and TransWarp Networks, Inc. 2002 Stock Option/Stock Issuance Plan, which we assumed in connection with our acquisition of those companies, as well as non-plan stock options. The following table sets forth the total number of shares of the Company’s common stock issuable under the Company’s existing equity compensation plans as of December 31, 2010.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options		(b) Weighted-Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,360,796	(1)(3)	$6.30	10,118,312	(2)
Equity compensation plans not approved by security holders(4)	1,603,794		3.97	—

Total	4,964,590		$5.54	10,118,312

(1)	Excludes 2,719,060 shares subject to restricted stock units outstanding as of December 31, 2010 that were issued under the 2008 and 1999 Equity Incentive Plans.
(2)	Consists of shares available for future issuance under the 2008 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan. As of December 31, 2010, 9,048,971 and 1,069,341 shares of common stock remained available for issuance under the 2008 Equity Incentive Plan and 1999 Employee Stock Purchase Plan, respectively. The 2008 Equity Incentive Plan was approved by the stockholders at the 2008 Annual Meeting of Stockholders on May 21, 2008. All of the shares available for grant under the 2008 Equity Incentive Plan may be issued in the form of stock options, restricted stock or stock bonuses. The 1999 Equity Incentive Plan expired in October 2009, and no securities under this plan are available for future issuance. As of December 31, 2010, 245,118 restricted stock units are outstanding and 2,220,301 shares were subject to outstanding stock options at an average exercise price of $7.39 under the 1999 Equity Incentive Plan.
(3)	Includes 2,220,301 shares subject to outstanding stock options at an average exercise price of $7.39 under the 1999 Equity Incentive Plan. The 1999 Equity Incentive Plan expired in October 2009, and no securities under this plan are available for future issuance.
(4)

In June 2001, we assumed the CMD Technology Inc. 1999 Stock Incentive Plan, all outstanding stock options under this plan and all shares then remaining available for future issuance under this plan. In September 2001, our Board amended this plan to conform the material terms so that they were substantially similar to those of our 1999 Equity Incentive Plan; however, this plan did not allow for the award of stock bonuses and did not provide for an automatic annual increase in the amount of shares reserved for issuance thereunder. Following our assumption of the shares remaining available for future issuance under this plan, we granted stock options to purchase such shares to those recipients permitted by the rules of the NASDAQ Stock Market. As of December 31, 2010, 269,699 shares were subject to outstanding stock options under this plan at an average exercise price of $3.73. In May 2008, in connection with the Stockholders’ approval of the 2008 Equity Incentive Plan, the Company committed to the stockholders that it would not issue any securities from this plan, hence, no securities are available for future issuance under this plan. Shares subject to any option or right to purchase restricted stock granted under this plan that could no longer be exercised and shares reacquired by us pursuant to an option agreement or restricted stock purchase agreement would again be available for grant or issuance under this plan. Our directors, employees and consultants were eligible to receive stock options and rights to purchase restricted stock under this plan. Incentive stock options could be granted only to our employees. The Compensation Committee or Board determined the exercise or purchase price and vesting schedule of options and restricted stock awards. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of non-statutory stock options was at least equal to 85% of the fair market value of our common stock on the date of grant. The maximum term of options granted under this plan was 10 years. If we undergo a change in control (such as a merger, sale of assets or tender offer), outstanding options may be assumed or substituted for by the successor corporation. In the discretion of the Compensation Committee or Board, the vesting of these options may accelerate upon one of these transactions.

In July 2001, we assumed the Silicon Communication Lab, Inc. 1999 Stock Option Plan, all outstanding stock options under this plan and all shares then remaining available for future issuance under this plan. In September 2001, our Board amended this plan to conform the material terms so that they were substantially similar to those of our 1999 Equity Incentive Plan; however, this plan did not allow for the award of restricted stock or stock bonuses and did not provide for an automatic annual increase in the amount of shares reserved for issuance thereunder. Following our assumption of the shares remaining available for future issuance under this plan, we granted stock options to purchase such shares to those recipients permitted by the rules of the NASDAQ Stock Market. As of December 31, 2010, 68,028 shares were subject to outstanding stock options under this plan at an average exercise price of $1.14. In May 2008, in connection with the Stockholders’ approval of the 2008 Equity Incentive Plan, the Company committed to the stockholders that it would not issue any securities from this plan, hence, no securities are available for future issuance under this plan. Shares subject to an option granted under this plan which expired or became exercisable for any reason shall become available for future grant under this plan. Our directors, employees and consultants were eligible to receive stock options under this plan. The Compensation Committee or Board determined the exercise price and vesting schedule of options. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of non-statutory stock options was at least equal to 85% of the fair market value of our common stock on the date of grant. The maximum term of options granted under this plan was 10 years. If we undergo a change in control (such as a merger, sale of assets or tender offer), outstanding options may be assumed or substituted for by the successor corporation. In the discretion of the Compensation Committee or Board, the vesting of these options may accelerate upon one of these transactions.

In April 2003, we assumed the TransWarp Networks, Inc. 2002 Stock Option/Stock Issuance Plan, all outstanding stock options under this plan and all shares then remaining available for future issuance under this plan. The material terms of this plan were substantially similar to those of our 1999 Equity Incentive Plan; however, this plan did not provide for an automatic annual increase in the amount of shares reserved for issuance thereunder. Following our acquisition of TransWarp Networks, we amended the form of stock option agreement under this plan to conform the material terms so that they were substantially similar to those of stock option agreements under our 1999 Equity Incentive Plan. Following our assumption of the shares remaining available for future issuance under this plan, we granted stock options to purchase such shares to those recipients permitted by the rules of the NASDAQ Stock Market. As of December 31, 2010, 106,067 shares were subject to outstanding stock options under this plan at an average exercise price of $2.70. In May 2008, in connection with the Stockholders’ approval of the 2008 Equity Incentive Plan, the Company committed to the stockholders that it would not issue any securities from this plan, hence, no securities are available for future issuance under this plan. Shares subject to an option granted under this plan which expired or became exercisable for any reason and unvested shares of common stock granted under this plan which were repurchased by us should become available for future grant under this plan. Our directors, employees and consultants were eligible to receive stock options and awards of common stock under this plan. Incentive stock options could be granted only to our employees. The Compensation Committee or Board determined the exercise price and vesting schedule of options. The exercise price of non-statutory stock options was at least equal to 85% of the fair market value of our common stock on the date of grant. The maximum term of options granted under this plan was 10 years. If we undergo a change in control (such as a merger, sale of assets or tender offer), with respect to outstanding options and unvested shares granted prior to our acquisition of TransWarp Networks, vesting of such options and unvested shares will automatically accelerate in full unless such options are assumed or replaced by a cash incentive program by the successor corporation, repurchase rights with respect to unvested shares are assigned to the successor corporation, or acceleration is subject to or precluded by limitations imposed by the Compensation Committee or Board. If we undergo a change in control (such as a merger, sale of assets or tender offer), with respect to outstanding options granted following our acquisition of TransWarp Networks, vesting of such options may be assumed or substituted for by the successor corporation and in the discretion of the Compensation Committee or Board, the vesting of such options may accelerate upon one of these transactions.

As of December 31, 2010, 1,160,000 shares were subject to outstanding non-plan stock options at an average exercise price of $4.30. As inducement to our Chief Executive Officer who joined the Company in January 2010, we granted him an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $2.79, which was the closing price of our common stock on January 15, 2010, the date of grant. The option vests as follows subject to the Chief Executive Officer’s continued employment with the Company: (a) 10% of the shares subject to the option vested on January 1, 2011; (b) an additional 20% of the shares subject to the option shall vest on January 1, 2012; (c) an additional 30% of the shares subject to the option shall vest on January 1, 2013; and (d) an additional 40% of the shares subject to the option shall vest on January 1, 2014. The stock option was an inducement option granted outside of the Company’s stockholder approved equity incentive plans and without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A). As of December 31, 2010, the shares subject to this option have not vested and this option remained outstanding with respect to 1,000,000 shares. On November 1, 2004, we granted a non-plan option for 200,000 shares to an employee at an exercise price of $13.74, which equaled the fair market value of our common stock on that date. As of December 31, 2010, the shares subject to this option are fully vested and this option remained outstanding with respect to 160,000 shares.

Unless noted otherwise above, all outstanding non-plan options expire 10 years from the date of grant. However, if an optionee ceases to provide services to us, his non-plan option will generally expire three months from the date of termination, unless the termination is for cause, in which case the option will expire on the date of termination, or the termination is for death or disability, in which case the option will expire 12 months from the date of termination.

EXECUTIVE OFFICERS

The following sets forth certain information with regard to the named executive officers of Silicon Image for fiscal year 2010, including their ages as of February 28, 2011:

Executive Officers	Age	Position
Camillo Martino	48	Chief Executive Officer and Director
Noland Granberry	48	Chief Financial Officer
Edward Lopez	51	Chief Legal and Administrative Officer
Timothy Vehling	44	Vice President, Products Business Group
Eric Almgren	45	Vice President, Intellectual Property (IP) Business Group

Former Executive Officer	Age	Position
Harold Covert	64	Former President and Director

Noland Granberry was appointed as the Chief Financial Officer in May 2010. Mr. Granberry served as Corporate Controller of the Company from March 2006 to April 2010. From March 2007 to April 2010, he also served as the Chief Accounting Officer. During this time, he was the Treasurer of Simplay Labs, LLC, a wholly-owned subsidiary of the Company, and since June 2006, as Treasurer of HDMI Licensing, LLC, a wholly-owned subsidiary of the Company. Prior to joining the Company, Mr. Granberry served as Director of SOX Compliance of Xilinx Inc. from April 2005 to February 2006. From September 2002 to February 2005, Mr. Granberry served as Senior Director of Finance of SanDisk Corporation. From August 1995 to August 2002, Mr. Granberry served as Corporate Controller for IKOS Systems, Inc. From August 1984 to August 1995, Mr. Granberry held various positions, most recently as senior manager, at Ernst & Young LLP. Mr. Granberry holds a bachelor’s degree in business administration from Adrian College in Adrian, Michigan.

Edward Lopez was appointed as the Chief Legal and Administrative Officer in July 2010. Mr. Lopez served as the Company’s Chief Legal Officer from January 2007 to July 2010. In September 2009, Mr. Lopez assumed responsibility for the Company’s Human Resources and Technology Services organizations as well. Mr. Lopez joined Silicon Image from the law firm of Morrison & Foerster, where he was Of Counsel in the firm’s Corporate Group in San Francisco. Prior to joining Morrison & Foerster in September 2005, Mr. Lopez was General Counsel and Senior Vice President, Human Resources at Terayon Communication Systems, a publicly-held manufacturer of broadband access equipment, from 1999 to 2005. Prior to Terayon, Mr. Lopez was affiliated with two publicly-held medical device companies as Vice President, Business Development & General Counsel of ReSound Corporation from 1998 to 1999 and as Senior Corporate Counsel & Assistant Secretary of Nellcor Puritan Bennett, Inc. from 1993 to 1998. Mr. Lopez earned his B.A. in Economics from Columbia University and a J.D. from the Harvard Law School.

Timothy Vehling was appointed as Vice President of the Company’s Products Business Group in March 2010. Prior to joining Silicon Image in May 2009 as Vice President of Worldwide Marketing, Mr. Vehling held the position of Vice President of Marketing and Applications Engineering for Micronas GmbH in Munich, Germany from November 2007 to May 2009. Prior to that, Mr. Vehling was Vice President of Consumer Marketing at LSI, where he helped establish the company as an industry leader in DVD recorder processors and launched the DVFX™ video quality branding program. Mr. Vehling’s previous appointments include marketing management positions with C-Cube Microsystems, ATI Technologies, Chromatic Research, and VLSI. Mr. Vehling earned a bachelor’s degree in electrical and computer engineering from Valparaiso University in Valparaiso, Indiana.

Eric Almgren was appointed as Vice President of the Company’s IP Business Group in March 2010. Mr. Almgren served as the Vice President of Licensing and Corporate Development from December 2002 to February 2010. Prior to joining Silicon Image, Mr. Almgren was the CEO and director of Vivcom Inc., where he led corporate strategy and development of PVR, Set-top-box and video search and indexing server software products. Mr. Almgren was also the Founder, CEO and Chairman of Mixman Technologies Inc., a consumer music hardware, software and content company. Mr. Almgren also held business management and engineering positions at LSI Corporation and Hewlett-Packard Company. Mr. Almgren holds a bachelor’s degree in electrical engineering from University of California, Santa Barbara and an MBA from University of Texas.

Harold (Hal) Covert served as a director of Silicon Image from January 2010 through September 2010. Mr. Covert also served as President of Silicon Image from September 2009 through September 2010. In January 2010, Mr. Covert, who was appointed President and Chief Operating Officer on September 25, 2009 while Silicon Image undertook a search for a new Chief Executive Officer, agreed to continue in his capacity as Silicon Image’s President (but to no longer serve as Chief Financial Officer or Chief Operating Officer) during a transitional period from January 6, 2010 through September 30, 2010. On January 5, 2010, Silicon Image’s Board of Directors also elected Mr. Covert to the Board, effective January 15, 2010 and through September 30, 2010. Mr. Covert previously served as Chief Financial Officer of Silicon Image from October 2007 through January 2010, and as Chief Operating Officer of Silicon Image from September 2009 through January 2010. From September 2005 to August 2007, Mr. Covert served as Chief Financial Officer for Openwave Systems Inc and as a director and chairman of their audit committee from April 2003 to September 2005. Mr. Covert has served as a director at JDS Uniphase Corp since January 2006 to present and at Solta Medical, Inc since July 2007 to present, each of which are public companies. He also serves as a director of Harmonic Inc. Mr. Covert previously served as the Chief Financial Officer of Adobe Systems Inc., Silicon Graphics Inc., Extreme Networks Inc., and Fortinet Inc. Earlier in his career Mr. Covert held financial management positions with companies that included Northern Telecom Inc., ISCSystems Corp., and Brush Wellman Inc. Mr. Covert holds a bachelor’s degree in Business Administration from Lake Erie College and an MBA from Cleveland State University. Mr. Covert is also a Certified Public Accountant and served in the United States Army.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our top priority is to deliver great financial results and to continue to position the Company for future success. Delivering strong results and continuing to position us for future performance and success depends on our ability to attract and retain the highest caliber and most talented employees.

Our executive compensation program is designed to achieve these objectives by being competitive and equitable, both internally and externally. An executive’s compensation reflects company performance, job complexity and the strategic value of the position, while seeking to ensure long-term retention and motivation.

As leaders and experts in their respective fields and key members of our senior management team, our named executive officers (NEOs) are crucial to the growth and future prospects of the Company. With their leadership, we have demonstrated solid execution and have built and maintain strong customer relationships. We believe that the compensation program for our NEOs is appropriate to our level of performance and that the expertise and efforts of our NEOs are essential to the Company financial performance going forward. We align the compensation of our NEOs with the Company’s performance and set performance goals that support our financial goals of revenue growth and profitability while not promoting excessive risk-taking. The compensation program for our NEOs was designed to also align compensation with the interests of our shareholders.

The Compensation Committee believes that our executive compensation program is key to us meeting our financial performance goals and reasonable compared to the executive compensation programs of our peer group companies. Following are some highlights of our executive compensation program for fiscal year 2010:

•

The majority of our NEOs total direct compensation, consisting of salary, bonus and equity awards, is performance-based. The base salary for our CEO in 2010 is 19% of his total direct compensation and 42% of total direct compensation for our other NEOs.

•

Our incentive bonus program is designed to encourage our executives and employees to work to achieve current fiscal year revenue and operating income goals while keeping in mind future revenue and profitability and to minimize incentives for excessive risk taking.

•	Total direct compensation for our executives is targeted at the 50th percentile of our peer group companies for on-target performance.

•

Our executive change of control retention agreements are “double trigger”, and the change of control severance cash benefits offered to our executives do not exceed one time their annual target cash compensation.

The following compensation governance features underlie our compensation program:

•	Our Compensation Committee is comprised solely of independent directors, and the Compensation Committee’s independent compensation consultant is retained directly by the Compensation Committee.

•

The Compensation Committee has adopted stock ownership guidelines for our executives requiring that our CEO own at least the lesser of (i) 130,000 shares of Silicon Image’s common stock and (ii) shares of Silicon Image common stock having a value equal to at least three times base salary and that all of our other executives own at least the lesser of (x) 30,000 shares of Silicon Image’s common stock and (y) shares of Silicon Image common stock having a value equal to at least one time base salary. The guidelines allow a four-year period to attain the target ownership level beginning the date of the adoption by the Compensation Committee of the guidelines or the executives’ start or promotion date. To facilitate share ownership, executives must retain at least 25% of any shares of Silicon Image common stock acquired through the exercise or vesting of any equity awards (after taking into account any shares sold or withheld, as the case may be, to satisfy the payment of the exercise price, if any, or taxes) until the ownership threshold is achieved.

•	Our executive compensation program is structured to avoid excessive risk taking.

Compensation Philosophy and Objectives

Silicon Image designs, implements and maintains compensation programs aimed at attracting, rewarding, developing and retaining executives, managers and individual contributors having the technical and leadership skills required for our business objectives. Silicon Image’s compensation philosophy aims at compensating employees at competitive levels while aligning stockholder interests, company goals and employee and team performance. We incorporate our compensation philosophy into our comprehensive compensation program which we have designed to enable us to hire and retain top talent, recognize and reward performance, achieve results by defining objectives and intended outcomes, and provide compensation competitively with the market relative to our defined peer group.

Compensation Components. Our comprehensive compensation program includes a combination of base salary, cash incentive bonuses, equity awards and health and welfare and other benefits. We believe that this combination enables us to attract and retain needed talent, while aligning employees’ short-and long-term performance with the goals and objectives of the Company and the interests of its stockholders. The use of multiple components in our compensation program provides us the flexibility to adjust incentives as necessary in order to maintain employee performance in line with our business goals and objectives. The components of our compensation program for our NEOs are the same as those provided to our management employees. We attempt to link compensation to our company’s financial results.

Annual Compensation Survey (Benchmarking). Each year the Compensation Committee performs a comprehensive re-evaluation of our compensation program taking into account various factors, including the compensation practices of our competitors as well as others with whom we compete for talent. In 2010, the Compensation Committee retained the services of Compensia, an outside compensation consulting firm focused primarily on technology companies, to perform a market survey and provide an independent assessment of compensation related market data, comparative analysis and recommendations regarding competitive compensation practices. In providing these services, Compensia uses compensation data generated by Compensia as well as generally available market data, including data from the Radford Executive Compensation Survey — Bay Area Semiconductor (Select Peers) to help assess our positioning and practices and to measure our component mix and compensation levels against the competitive market and our defined peer group.

Our defined peer group is a list of companies selected by the Compensation Committee consisting of select competitors as well as others with whom we believe we compete for talent. The list includes companies that are smaller, comparably sized and larger than we are, in order to provide balance. It also includes companies that perform on par with us or better than we do as well as those who do not perform as well. We have defined certain metrics such as revenue, net income, market cap, stock price and number of employees, amongst other things to identify our peer group companies. Since the purpose of Compensia’s survey is to give us a snapshot of current market positioning, trends and practices, we believe that a broad view of other companies is required. The Compensation Committee evaluates our compensation philosophy, compensation components, practices and program as well as current pay levels for our executives based on the results of this survey and other factors. In 2010, our defined peer group was comprised of the following companies: Actel Corporation, Applied Micro Circuits Corporation, Cirrus Logic, Inc., Conexant Systems, Inc., DSP Group, Inc., Lattice Semiconductor Corporation, Micrel, Inc., Pericom Semiconductor Corporation, PMC-Sierra, Inc., Semtech Corporation, Sigma Designs, Inc., Silicon Laboratories Inc., Standard Microsystems Corporation, Trident Microsystems, Inc. and Zoran Corporation.

Allocation between Salary and Incentives. Our compensation program includes both short-term (annual salary and incentive cash bonus) and long-term (non-cash equity/stock options) incentives. In general, the higher the position in the Company, the greater the portion of an employee’s total compensation that is tied to long-term incentive compensation. We believe that the higher an employee’s position is in the Company, the greater the employee’s potential impact on the Company achieving its goals and objectives. We also consider competitive market practices in deciding the appropriate allocation among different components of compensation. We want to make sure that we are not depending too heavily on either short-term or long-term incentives relative to our competitors or others with whom we compete for talent.

Compensation Elements

Base Salary. Base salary is intended to provide competitive cash remuneration for the performance of job duties and takes into account job scope, level and experience. Our target is to keep individual base salaries at the median level for comparable positions in our defined peer group.

We review base salary levels annually to assess whether we have met our target positioning relative to our defined peer group. We also review an individual employee’s performance to assess whether a merit increase is warranted based on individual, as well as company-wide performance. In addition, we review market trends and salary movements from year to year to establish the appropriate overall company-wide budget for merit increases. For 2010, the Compensation Committee approved an overall 3% merit increase budget for all executives and employees outside of China. The Committee approved a higher merit increase budget for our employees in China to address retention issues and align with market. The objective of the merit increase budget is to allow salary increases to retain, motivate and reward successful employees.

Incentive Bonus — Linking Pay with Performance. Silicon Image’s short-term, cash bonus incentive program is designed to align employee performance with the annual goals and objectives of the Company. Our objective is to have an incentive program that is competitive with the market, ties to operating results and rewards the Company and individual performance.

On July 16, 2010, the Compensation Committee approved the accrual by the Company of a cash bonus pool for the First Half 2010 Bonus Plan equal to 45% of eligible employees’ aggregate target bonuses for the semiannual period January 1 through June 30, 2010. And, on July 28, 2010, the Compensation Committee approved the accrual by the Company of a cash bonus pool for the Second Half 2010 Bonus Plan equal to 45% of eligible employees’ aggregate target bonuses for the semiannual period July 1 through December 31, 2010.

The First Half 2010 Bonus Plan and the Second Half 2010 Bonus Plan were designed to provide incentives to our employees in order to promote, among other things, the achievement of our financial performance goals for fiscal year 2010, to reward our employees for our performance in 2010 and to motivate them with respect to future performance. Under the terms of each of the Bonus Plans, if the Company achieved 100% of the revenue and non-GAAP operating income goals established in the 2010 annual operating plan for each of the semiannual periods covered by the Bonus Plans, eligible employees would receive 45% of their target bonuses for each period. If, however, we did not achieve our revenue and non-GAAP operating income goals, no bonuses would be paid. The Compensation Committee provided for bonus payouts under the First Half 2010 Bonus Plan and the Second Half 2010 Bonus Plan at less than target for financial performance by the Company in line with its 2010 annual operating plan, because the Compensation Committee believed that financial performance in line with the 2010 annual operating plan did not warrant the payment of full bonuses to eligible employees.

Bonuses under the First Half 2010 Bonus Plan were paid out in August 2010 based on the Company’s on target financial performance in the first half of 2010. In February 2011, the Compensation Committee approved the accrual, funding and payout under the Second Half 2010 Bonus Plan of a cash bonus pool equal to 74% of eligible employees’ aggregate target bonuses for the second half of 2010 due to our better than anticipated financial performance in the second half 2010 and in acknowledgement of the efforts and hard work of our employees during the period.

Individual Bonus Targets. Individual bonus targets are designed to align individual performance with the annual goals and objectives of the Company. The Compensation Committee approved target bonus levels for executive participants in the First Half 2010 Bonus Plan and Second Half 2010 Bonus Plan. Executives’ individual bonus targets were established by the Compensation Committee upon review of market survey data provided by Compensia and reflect recognition that executive positions have a greater level of influence over the overall success of the Company. Target bonuses are by employee position or title and indicate a percentage that would apply to the employee’s base compensation in each period covered by a Plan. Bonus targets for our executives, except our Vice President, Product Business Group, and Vice President, IP Business Group, were as follows: Chief Executive Officer —100%; Chief Financial Officer — 45%; Chief Legal and Administrative Officer — 45%; and all other Vice Presidents — 45%.

The bonus payment to our Chief Executive Officer for the first and second halves of 2010 totaled approximately 62% of his base compensation for 2010 compared to his target bonus of 100% of base compensation. The bonus payments to our Chief Financial Officer and Chief Legal and Administrative Officer for the first and second halves of 2010 totaled approximately 34% and 40%, respectively, of their base compensation in 2010 compared to their target bonuses of 45% of base compensation.

Incentive Compensation for our Vice President, Products Business Group, and Vice President, IP Business Group. In fiscal year 2010, the variable compensation targets for our Vice President, Products Business Group, and our Vice President, IP Business Group, were 50% of base salary for the period. For our Vice President, Products Business Group, half of his variable compensation, or 25% of base salary, was based on the Company’s achievement of our 2010 annual operating plan product (integrated circuit) revenue for the fiscal year. For our Vice President, IP Business Group, half of his variable compensation, or 25% of base salary, was based on the Company’s achievement of our 2010 annual operating plan intellectual property revenue for the fiscal year. In addition, half of the variable compensation for each of the Vice President, Products Business Group, and the Vice President, IP Business Group, or 25% of base salary, was tied to the corporate Bonus Plans described above. Given the importance to us of achieving our 2010 annual operating plan products and IP revenue, the Compensation Committee believed that this incentive compensation structure worked best to align the interests and performance of the Vice Presidents of the Products and IP Business Groups with the goals and objectives of the Company.

For 2010, the Vice President, Products Business Group, received variable compensation equal to 57% of his base salary, and the Vice President, IP Business Group, received variable compensation equal to 65% of his base salary. With respect to the portions of their variable compensation based on the achievement of plan revenue, the Vice President, Products Business Group, and the Vice President, IP Business Group, received payouts in excess of the target amounts as a result of their efforts in exceeding 2010 annual operating plan revenue in their respective functions.

Total Cash Compensation Target. Our overall total cash compensation (base and bonus) target for our executive officers is to pay in the second to third quartile of the total cash compensation paid by our defined peer group. This reflects the market positioning that we believe is necessary for us to attract the talent necessary to remain competitive. We believe that our total cash compensation targets for our executive employees in 2010 were within this range based on the assessment by Compensia. However our actual cash compensation payments were slightly below the targets as the Compensation Committee did not believe that bonus payments at 100% of target were warranted notwithstanding our financial performance in line with our 2010 annual operating plan.

Equity Incentives

Long-Term Equity Incentive Program. The goal of our long-term incentive program is to bring management’s and employee’s performance into alignment with the longer-term interests of the Company and its stockholders through equity awards. At the executive level, we continue to believe that equity compensation is a motivator as well as a recruiting and retention tool. We also believe that it is the best instrument in our compensation program to focus executive performance on the longer term goals of the company. Those goals in turn align with the longer term stockholder interests.

As with our cash incentive bonus program, our equity incentive program is structured to provide a target level of participation based on the relative position of the employee. Our target level of equity awards for our executive employees is set to provide equity compensation (in value of shares granted) at the median of our defined peer group, based on an assessment by Compensia. We manage the affordability of our equity programs by awarding an aggregate number of shares subject to equity awards in any one year that is considerably below the ISS standard for our sector of an average over three years of 5.72% of outstanding shares.

At the executive level, there is more variability from person to person in equity award grant levels than at non-executive levels due to competitive market pressures and individual performance.

Our equity compensation policies are accounted for using Accounting Standards Codification No. 718, Stock Compensation. We value all stock-based compensation awards granted based on the grant date fair value.

Different Forms of Long-Term Incentives. Under our 2008 equity incentive plan, we have the ability to grant various forms of equity awards, including stock options, stock appreciation rights, restricted shares and restricted stock units. In 2010, our long-term equity incentives were granted in the form of stock options and Restricted Stock Units (RSUs).

Generally, our options and RSUs provide for vesting over time, typically a four-year period. Our Chief Executive Officer, Camillo Martino received an equity award at the time of hire, effective January 15, 2010, consisting of 1,000,000 stock options. This option had an exercise price equal to the closing price of the Company’s common stock on the date of grant and vest over a four year period as follows: (i) 10% of the shares subject to the option vested on January 1, 2011; (ii) twenty percent (20%) of the shares subject to the option shall vest on January 1, 2012; (iii) thirty percent (30%) of the shares subject to the option shall vest on January 1, 2013; and (iv) forty percent (40%) of the shares subject to the option shall vest on January 1, 2014.

Our Chief Legal and Administrative Officer, Edward Lopez, Vice President, Product Business Group, Timothy Vehling and Vice President, IP Business Group, Eric Almgren received an equity award, effective June 15, 2010, consisting of non-qualified stock options vesting as to 25% on the 1st anniversary of the grant date and 2.083% monthly thereafter until fully vested. The amounts of the equity awards were determined based on the Compensation Committee’s review of each NEO’s performance, level of contribution, and an assessment of the market data for our peer group companies.

In connection with his promotion to Chief Financial Officer, Noland Granberry was granted an equity award, effective May 17, 2010, consisting of RSUs with time-based vesting, 25% of the total number of shares vesting annually on anniversary of grant date over four years, and non-qualified stock options vesting as to 25% on the 1st anniversary of the grant date and 2.083% monthly thereafter until fully vested.

Our long-term, equity compensation program in 2010 was adopted by the Compensation Committee based on a market analysis performed by Compensia and a desire to make more use of RSUs than had historically been the case in order to take advantage of the enhanced employee retention value of RSUs. The number of RSUs and stock options, as the case may be, awarded to our executive employees was based on the Compensation Committee’s and chief executive officer’s assessment of each employee’s performance and contribution, and market information provided by Compensia.

Standardization of Grant Dates. All equity awards to our employees commence vesting and the exercise price is set in the case of stock options on the 15th of the month following approval (or, if such 15th of the month is not a business day, then the immediately succeeding business day), except as otherwise approved by our

Compensation Committee. The standardization of grant dates on the 15th of the month following approval is designed to avoid the timing of option grants in conjunction with the release of information that might have a favorable or unfavorable impact on our stock price.

Other Equity, Retirement and Benefits Programs

Employee Stock Purchase Plan (ESPP). We provide an Employee Stock Purchase Program (ESPP) that enables all employees, including named executive officers, to purchase Company stock at a discount. The stock is offered for purchase at 85% of the market value at either the beginning or end of specified six month purchase periods.

401(k) Defined Contribution Plan. We do not offer a defined benefit retirement plan. However, we do have a defined contribution plan in the form of a 401(k) plan for employees. Since January 1, 2008, we contribute fifty cents for every dollar contributed by the employees, subject to a cap of $2,000 per year. Our contribution vests immediately upon contribution.

Other Benefits. We offer a full range of benefits, including life, medical, dental, vision, and disability insurance programs. We also have a paid time off program that allows employees time for vacation or personal matters. The goal of these plans is to provide an attractive and competitive set of benefits while also managing costs.

Other Benefits or Perquisites. We do not generally offer other cash or non-cash incentives to our named executive officers that are not also available to our non-executive employees. However, there are times when a specific situation requires additional compensation. For example, we may offer relocation or temporary living arrangements for named executive officers who either work remotely but spend significant time in another Silicon Image work location or who have begun employment with Silicon Image but have not yet moved to a Silicon Image work location.

Deferred Compensation. We do not currently have any deferred compensation programs for employees or executives.

Severance or Change of Control Practice. For the benefit of our executive employees, we maintain an Executive Change of Control Retention Agreement with each of our individual executives. These agreements were entered into in December 2007. In December 2009, we entered into amendments of these change of control retention agreements extending their expirations dates to December 2011.

In December 2009, we entered into an offer of employment with Camillo Martino, our CEO, which provides, among other things, for severance payments upon a termination of employment without cause. This provision is separate from the Executive Change of Control Retention Agreement also signed with Mr. Martino.

Our CEO and each of our VP’s are covered under the Change of Control Retention Agreement. Included in this agreement is the provision for severance upon termination due to Change of Control. The severance is designed to provide for limited cash and equity benefits in the event an executive’s employment is terminated in connection with a change of control of Silicon Image. By providing some compensation certainty to our executives, we believe we are better able to retain their services and attention during a change of control transaction, which leads to business and cultural stability during periods of uncertainty that can result from such a change of control. The Compensation Committee also believes that the income protection offered by the Change of Control Retention Agreement allows us to attract top executives and maintain a stable management team, which is in the best interests of our stockholders.

Executive Compensation Determination

Process for Reviewing and Adjusting Executive Pay.

Executive Pay. For compensation of executives other than himself, our CEO, in conjunction with our Chief Legal and Administrative Officer (who heads the Human Resources department) and our Chief Financial Officer, reviews executive compensation on an annual basis and makes recommendations to the Compensation Committee regarding any proposed adjustments. Final decisions on compensation for all executives are then made by the Compensation Committee.

In reviewing executive compensation, our Compensation Committee considers a number of factors, typically including the following:

•	Individual performance, including a comparative ranking and peer assessments for executives reporting to the CEO / President;

•	Company performance and our achievement of specific objectives;

•	Survey data regarding compensation practices by our defined peer group;

•	The prior year’s compensation practices;

•	Current holdings of options, including their exercise price and their remaining vesting schedule; and

•	Internal consistency, including the relationship to other named executive officers and the relationship of executive compensation to non-executive compensation.

In 2010 the Compensation Committee utilized Compensia to provide and analyze data regarding non-CEO executive compensation and to make recommendations regarding non-CEO executive compensation.

Based on the review of the data provided by Compensia and other factors, the Compensation Committee approved an overall merit budget of 3% for non-CEO executive salary increases.

CEO Compensation. The Compensation Committee reviews relevant survey data from the Radford Executive Compensation report together with an analysis of data on CEO executive compensation from Compensia. In addition, the Compensation Committee considers the factors described above.

Compensation Risk Assessment

Our Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, our Compensation Committee conducted an assessment of our compensation arrangements, including those for our NEOs. The assessment process included, among other things, a review of our (1) compensation philosophy, (2) peer group companies, (3) compensation mix and (4) cash and equity-based incentive plans. Our Compensation Committee also asked Compensia, its independent compensation consultant, to perform a detailed review of our cash and equity-based compensation plans in comparison to market practices.

In its review, among other factors, our Compensation Committee considered the following:

•

Our revenue model and our cash incentive bonus plan encourage our employees to focus on current revenue and operating income goals as well as on creating a stable, predictable stream of revenue over multiple years, rather than focusing on current year revenue at the expense of succeeding years, and compensate our employees based primarily on the Company’s financial performance against our annual operating plan.

•	The Compensation Committee believes that the distribution of compensation among our core compensation elements effectively balances short-term performance and long-term performance.

•

Our cash and equity-based incentive awards focus on both near-term and long-term goals and, in the case of equity-based incentive awards, provide for payouts over a four year period, to ensure that our NEOs remain focused on our performance beyond the immediate fiscal year.

•

Our cash and equity-based incentive awards contain a range of performance levels and payouts, to discourage executives from taking risky actions to meet a single target with an all or nothing result of compensation or no compensation.

•	The Compensation Committee retains negative discretion to reduce our NEOs’ incentive payments under our incentive plan.

•	Our executives are encouraged to hold a meaningful number of shares of our common stock pursuant to our stock ownership policy.

Based upon this assessment, our Compensation Committee does not believe that our company-wide compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement required by Item 402(b) of Regulation S-K with Silicon Image’s management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Masood Jabbar, Chair

Peter Hanelt

William George

William Raduchel

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Company’s named executive officers for the fiscal years ended December 31, 2010, 2009 and 2008. The named executive officers were not entitled to receive payments which would be characterized as “non-equity incentive plan compensation” for the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation	Total ($)
Camillo Martino(2)	2010	$420,170	$260,073	$—	$1,413,100	$24,542	$2,117,885
Chief Executive Officer	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—

Noland Grandberry(3)	2010	265,000	90,917	134,400	195,330	24,346	709,993
Chief Financial Officer	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—

Edward Lopez(4)	2010	286,000	115,539	18,900	142,424	24,370	587,233
Chief Legal and Administrative Officer	2009	286,000	—	206,250	—	21,813	514,063
	2008	—	—	—	—	—	—

Timothy Vehling(5)	2010	275,000	67,852	—	178,030	23,473	544,355
Vice President of Product Business Group	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—

Eric Almgren(6)	2010	259,797	38,445	—	178,030	21,492	497,764
Vice President of IP Business Group	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—

Former Named Executive Officer
Harold L. Covert(7)	2010	284,624	—	—	—	314,501	599,125
Former President	2009	345,000	—	605,250	104,385	13,633	1,068,268
	2008	300,000	44,719	434,850	—	6,925	786,494

(1)	The amounts in these columns reflect the aggregate grant date fair value of the stock and option awards computed in accordance with ASC No. 718, Stock-based Compensation. On December 16, 2009, the Securities and Exchange Commission (SEC) adopted new rules that require the Company to report the aggregate grant date fair value of stock and option awards computed in accordance with ASC No. 718 in the Summary Compensation Table and Director Compensation Table, rather than the dollar amount recognized for financial statement purposes. The assumptions used in the calculation of the grant date fair value of the stock and option awards are included in footnote 5 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the SEC on February 17, 2011.
(2)	For Mr. Martino, amounts under “All Other Compensation” represent payments by us of $21,318 for health insurance, $1,224 for life insurance and $2,000 as matching contributions that the Company made on Mr. Martino’s behalf under its 401(k) plan.
(3)	For Mr. Granberry, amounts under “All Other Compensation” represent payments by us of $21,318 for health insurance, $1,028 for life insurance and $2,000 as matching contributions that the Company made on Mr. Granberry’s behalf under its 401(k) plan.
(4)	For Mr. Lopez, amounts under “All Other Compensation” represent payments by us of $21,319 for health insurance, $1,051 for life insurance and $2,000 as matching contributions that the Company made on Mr. Lopez’ behalf under its 401(k) plan in 2010 and $18,762 for health insurance, $1,051 for life insurance and $2,000 as matching contributions that the Company made on Mr. Lopez’ behalf under its 401(k) plan in 2009.

(5)	For Mr. Vehling, amounts under “All Other Compensation” represent payments by us of $21,317 for health insurance, $1,010 for life insurance and $1,146 as matching contributions that the Company made on Mr. Vehling’s behalf under its for 401(k) plan.
(6)	For Mr. Almgren, amounts under “All Other Compensation” represent payments by us of $18,627 for health insurance, $865 for life insurance and $2,000 as matching contributions that the Company made on Mr. Almgren’s behalf under its for 401(k) plan.
(7)	For Mr. Covert, amounts under “All Other Compensation” in 2010 represent payments by us of $13,583 for health insurance, $918 for life insurance, $100,000 cash payment as an inducement to enter into a Transitional Employment and Separation Agreement dated as of January 6, 2010 and $200,000 representing the separation payment he received upon his resignation in September 2010, $12,409 for health insurance and $1,224 for life insurance in 2009, $6,342 for health insurance and $583 for life insurance in 2008.

Compensation of Named Executive Officers in 2010

Camillo Martino, Chief Executive Officer. Mr. Martino has served as our Chief Executive Officer since January 2010. Mr. Martino’s compensation for 2010 consisted of base salary, incentive bonus and equity grants in addition to the Company’s standard benefits. Mr. Martino’s base compensation in 2010 was $420,170. In 2010, Mr. Martino received an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $2.79, which was the closing price of our common stock on January 15, 2010, the grant date of the stock option. This stock option was an inducement to encourage Mr. Martino to join Silicon Image as its Chief Executive Officer. Mr. Martino received a bonus totaling $260,073 representing 62% of his base compensation in 2010.

Noland Granberry, Chief Financial Officer. Mr. Granberry was appointed as the Chief Financial Officer in May 2010. He served as the Chief Accounting Officer from March 2007 to April 2010 and as Corporate Controller from March 2006 to April 2010. Mr. Granberry’s compensation for 2010 consisted of base salary, incentive bonus and equity grants in addition to the Company’s standard benefits. Mr. Granberry’s base compensation in 2010 was $265,000. In connection with his promotion to Chief Financial Officer, effective May 17, 2010 (the grant date), Mr. Granberry was granted 35,000 RSUs with a grant date fair value of $134,400 and 100,000 non-qualified stock options with a grant date fair value of $195,330. Mr. Granberry received a bonus totaling to $90,917 representing 34% of his base compensation in 2010.

Edward Lopez, Chief Legal and Administrative Officer. Mr. Lopez was appointed as the Chief Legal and Administrative Officer in July 2010. Mr. Lopez served as the Company’s Chief Legal Officer from January 2007 to July 2010. Mr. Lopez’s compensation for 2010 consisted of base salary, incentive bonus and equity grants in addition to the Company’s standard benefits. Mr. Lopez’s base salary in 2010 was $286,000, the same base salary he received in 2009. Effective August 16, 2010 (grant date), in connection with his promotion to Chief Legal and Administrative Officer, Mr. Lopez received 5,000 RSUs with an aggregate fair value of $18,900. Effective June 15, 2010 (grant date), Mr. Lopez received 80,000 non-qualified stock options with a grant date fair value of $142,424. As with all of our named executive officers, the size of Mr. Lopez’s equity grant was determined by the Compensation Committee’s assessment of his individual performance, the amount of vested and unvested equity grants then held by Mr. Lopez, and the desire to continue to maintain Mr. Lopez’s equity compensation at levels that are competitive with our peer firms. Mr. Lopez received a bonus totaling to $115,539 representing 40% of his base compensation in 2010.

Timothy Vehling, Vice President of Products Business Group. Mr. Vehling was appointed as Vice President of the Company’s Products Business Group in March 2010. Mr. Vehling joined Silicon Image in May 2009 as Vice President of Worldwide Marketing. Mr. Vehling’s compensation for 2010 consisted of base salary, incentive compensation or bonus and equity grants in addition to the Company’s standard benefits. Mr. Vehling’s base compensation in 2010 was $275,000. Effective June 15, 2010 (grant date), Mr. Vehling was granted 100,000 non-qualified stock options with a grant date fair value of $178,030. As with all of our named executive officers, the size of Mr. Vehling’s equity grant was determined by the Compensation Committee’s assessment of his individual performance, the amount of vested and unvested equity grants then held by Mr. Vehling, and the desire to continue to maintain Mr. Vehling’s equity compensation at levels that are competitive with our peer firms. Mr. Vehling received a bonus totaling to $67,852. For 2010, the bonus payments to the Mr. Vehling under the Corporate Bonus Plan totaled approximately 58% of his 2010 target bonus amount. As for the bonus target tied to achievement of planned revenue, Mr. Vehling received a payout of 170% of his bonus target amount in 2010.

Eric Almgren, Vice President of IP Business Group. Mr. Almgren was appointed as Vice President of the Company’s IP Business Group in March 2010. Mr. Almgren served as the Vice President of Licensing and Corporate Development from December 2002 to February 2010. Mr. Almgren’s compensation for 2010 consisted of base salary, incentive compensation or bonus and equity grants in addition to the Company’s standard benefits. Mr. Almgren’s base compensation in 2010 was $259,797. On June 15, 2010 (grant date), Mr. Almgren was granted 100,000 non-qualified stock options with a grant date fair value of $178,030. As with all of our named executive officers, the size of Mr. Almgren’s equity grant was determined by the Compensation Committee’s assessment of his individual performance, the amount of vested and unvested equity grants then held by Mr. Almgren, and the desire to continue to maintain Mr. Almgren’s equity compensation at levels that are competitive with our peer firms. Mr. Almgren received a bonus totaling to $38,445. For 2010, the bonus payments to the Mr. Almgren under the Corporate Bonus Plan totaled approximately 58% of his 2010 target bonus amount. As for the bonus target tied to achievement of planned revenue, Mr. Almgren received a payout of 200% of his bonus target amount in 2010.

Compensation of Former Named Executive Officers

Harold (Hal) Covert, former President and Director. Mr. Covert served as a director of Silicon Image from January 2010 through September 2010. Mr. Covert also served as President of Silicon Image from September 2009 through September 2010. In January 2010, Mr. Covert, who was appointed President and Chief Operating Officer on September 25, 2009 while Silicon Image undertook a search for a new Chief Executive Officer, agreed to continue in his capacity as Silicon Image’s President (but to no longer serve as Chief Financial Officer or Chief Operating Officer) during a transitional period from January 6, 2010 through September 30, 2010. On January 5, 2010, Silicon Image’s Board of Directors also elected Mr. Covert to the Board, effective January 15, 2010 and through September 30, 2010. Mr. Covert previously served as Chief Financial Officer of Silicon Image from October 2007 through January 2010, and as Chief Operating Officer of Silicon Image from September 2009 through January 2010. Mr. Covert’s compensation during 2009 consisted of base salary, inducement bonus, separation payment and our standard Company benefits. Mr. Covert’s base compensation from January 1, 2010 through September 30, 2010 was $284,624. Pursuant to the Transitional Employment and Separation Agreement (the “Agreement”) entered into by Mr. Covert and Silicon Image on January 6, 2010, Mr. Covert received $100,000 cash payment as an inducement to enter into the Agreement and $200,000 representing the separation payment he received upon his resignation in September 2010.

GRANTS OF PLAN-BASED AWARDS TABLE (2010)

The table below provides information with respect to each stock option and restricted stock unit granted to each current and former named executive officer during 2010. The stock options set forth below were granted for fixed number of shares and unless noted otherwise below, vesting under such stock options is contingent only upon continued service with Silicon Image and not achievement of other performance-related targets or conditions.

Named Executive Officers	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Camillo Martino	1/15/10	—		1,000,000	(2)	$2.79	$1,413,100
Noland Granberry	5/17/10	35,000	(3)	100,000	(3)	3.84	329,730
Edward Lopez	6/15/10	5,000	(4)	80,000	(5)	3.50	161,324
Timothy Vehling	6/15/10	—		100,000	(5)	3.50	178,030
Eric Almgren	6/15/10	—		100,000	(5)	3.50	178,030

(1)	We estimate the fair value of the stock and option awards in accordance with the provisions of ASC No. 718, “Stock-based Compensation.” The fair value of each option grant is estimated on the date of grant using the Black-Scholes-Merton option valuation model and a single option award approach. The fair value of the RSUs is determined using the closing price of the Company’s common stock on the date of the grant. For a detailed discussion about the fair value calculations and assumptions, please refer to Note 5 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2011.
(2)	This stock option was an inducement to encourage Mr. Martino to join Silicon Image as its Chief Executive Officer. The option vests over a four year period as follows: (i) 10% of the shares subject to the options vested on January 1, 2011; (ii) twenty percent (20%) of the shares subject to the option shall vest on January 1, 2012; (iii) thirty percent (30%) of the shares subject to the option shall vest on January 1, 2013; and (iv) forty percent (40%) of the shares subject to the option shall vest on January 1, 2014.
(3)	These RSUs and stock options were granted to Mr. Granberry in connection with his appointment as Chief Financial Officer of Silicon Image effective May 2010. These RSUs vest with respect to 25% of the total number of shares on each one year anniversary of May 17, 2010, the grant date. One fourth (1/4) of the shares subject to the option will vest on May, 17, 2011, the one year anniversary of the grant date, and thereafter, 1/48 of the shares at the end of each full succeeding month.
(4)	On August 16, 2010, in connection with his promotion to Chief Legal and Administrative Officer, Mr. Lopez was granted 5,000 RSUs. The RSUs vest over four years, with 25% of the RSUs vesting on each anniversary of the grant date until the RSUs are fully vested.
(5)	One fourth (1/4) of the shares subject to these options will vest on the one year anniversary of the grant date (June 15, 2010), and thereafter, 1/48 of the shares at the end of each full succeeding month.

OPTIONS EXERCISED/AWARDS VESTED TABLE (2010)

The table below provides information with respect to each stock option exercised by and RSU released to each current and former named executive officer during 2010.

	Option Awards		Stock Awards
Named Executive Officers	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Noland Granberry	—	$—	7,250	$25,515
Edward Lopez	25,000	$60,030	87,500	$221,700
Timothy Vehling	20,000	$110,211	12,500	$43,750
Eric Almgren	—	$—	87,500	$221,700

Formery Named Executive Officer
Harold Covert	175,833	$170,603	142,500	$378,525

(1)	The value realized on exercise equals the difference between (a) either (i) the actual sales price of our common stock underlying the options exercised if the shares were immediately sold or (ii) the closing price per share of our common stock as reported on the NASDAQ Global Select Market on the date of exercise if the shares were held and (b) the applicable exercise price of such stock options.
(2)	Such number of shares represents the gross number of shares acquired by the NEO on the vesting date. Silicon Image withholds shares for tax purposes and the NEO actually receives a smaller number of shares upon vesting of RSUs.
(3)	The value realized on vesting equals the closing price per share of our common stock as reported on the NASDAQ Global Select Market on the vesting date multiplied by the gross number of shares acquired on vesting as described above in note (2).

OUTSTANDING EQUITY AWARDS AT YEAR END TABLE (2010)

The table below provides information regarding each unexercised stock option held by each of our named executive officers as of December 31, 2010.

Named Executive Officers	Grand Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Expiration Date
Camillo Martino	1/15/2010	—	1,000,000	$2.79	1/14/2020	(1)

Noland Granberry	5/17/2010	—	100,000	3.84	5/17/2017	(2)
	3/17/2008	7,563	3,437	4.55	3/17/2018	(3)
	2/15/2007	9,200	400	9.27	2/15/2017	(3)
	4/16/2007	9,167	833	9.26	4/16/2017	(3)
	9/15/2006	10,000	—	12.47	9/15/2016	(3)
	3/1/2006	18,000	—	11.14	3/1/2016	(3)

Edward Lopez	6/15/2010	—	80,000	3.50	6/15/2017	(3)
	2/15/2008	13,958	16,042	4.46	2/15/2018	(4)
	1/16/2007	97,917	2,083	13.18	1/16/2017	(3)

Timothy Vehling	6/15/2010	—	100,000	3.50	6/15/2017	(3)
	6/15/2009	17,500	62,500	2.46	6/15/2016	(5)

Eric Almgren	6/15/2010	—	100,000	3.50	6/15/2017	(3)
	2/15/2008	28,333	11,667	4.46	2/15/2018	(3)
	2/15/2007	47,917	2,083	9.27	2/15/2017	(3)
	1/3/2006	13,437	—	9.89	1/3/2016	(6)
	1/4/2005	80,000	—	15.48	1/4/2015	(7)
	12/9/2002	833	—	5.50	12/9/2012	(8)

(1)	This option was an inducement to encourage Mr. Martino to join Silicon Image as its Chief Executive Officer. The option will vest over a four year period as follows: (i) 10% of the shares subject to the options vested on January 1, 2011; (ii) twenty percent (20%) of the shares subject to the option shall vest on January 1, 2012; (iii) thirty percent (30%) of the shares subject to the option shall vest on January 1, 2013; and (iv) forty percent (40%) of the shares subject to the option shall vest on January 1, 2014.
(2)	In connection with his promotion to Chief Financial Officer, Mr. Granberry was granted 100,000 non-qualified stock options on May 17, 2010. One fourth (1/4) of the shares subject to the option will vest on May 17, 2011, the one year anniversary of the grant date, and thereafter, 1/48 of the shares at the end of each full succeeding month.
(3)	One fourth (1/4) of the shares subject to this option will vest on the one year anniversary of the grant date, and thereafter, 1/48 of the shares at the end of each full succeeding month until fully vested. None of these options has been exercised as of December 31, 2010.
(4)	This option was originally granted for 55,000 shares and has been exercised with respect to 25,000 shares. One fourth (1/4) of the shares subject to this option will vest on the one year anniversary of the grant date, and thereafter, 1/48 of the shares at the end of each full succeeding month until fully vested.
(5)	This option was originally granted for 100,000 shares and has been exercised with respect to 20,000 shares. One fourth (1/4) of the shares subject to this option will vest on the one year anniversary of the grant date, and thereafter, 1/48 of the shares at the end of each full succeeding month until fully vested.
(6)	This option was originally granted for 30,000 shares and 16,563 shares were exchanged for a certain number of RSUs in connection with the Company’s Stock Option Exchange Program. For a detailed discussion about this program, please refer to Note 5 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2011.
(7)	This option was originally granted for 80,000 shares and has not been exercised with respect to any shares. The 80,000 shares are fully vested and exercisable.
(8)	This option was originally granted for 40,000 shares and has been exercised with respect to 39,167 shares. The remaining 833 shares are vested and exercisable.

The table below provides information regarding each of the restricted stock unit held by each of our named executive officers as of December 31, 2010.

	Stock Awards
Named Executive Officers	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Noland Granberry	5/17/2010	35,000	$257,250	(2)
	4/15/2009	54,000	396,900	(3)
	3/17/2008	2,500	18,375	(4)

Edward Lopez	8/16/2010	5,000	$36,750	(5)
	4/15/2009	67,500	496,125	(6)

Timothy Vehling	6/15/2009	37,500	275,625	(7)

Eric Almgren	9/1/2010	42,819	314,720	(8)
	4/15/2009	67,500	496,125	(6)

(1)	The market value represents the market price of the shares of our common stock underlying that award as of December 31, 2010, which is based on the closing price reported on the Nasdaq Global Select Market on that date ($7.35 per share).
(2)	In connection with his promotion to Chief Financial Officer, Mr. Granberry was granted 35,000 RSUs with a grant date of May 17, 2010. The RSUs will vest with respect to 1/4 of the total number of shares on each one year anniversary of the grant date.
(3)	These RSUs were originally granted for 60,000 shares on April 15, 2009. The RSUs vested with respect to 10% of the total number of shares or 6,000 shares on April 15, 2010, 20% of the total number of shares shall vest on April 15, 2011, 30% of the total number of shares on April 15, 2012, and 40% of the total number of shares on April 15, 2013.
(4)	These RSUs were originally granted for 5,000 units on March 17, 2008. The RSUs vest with respect to 1/4 of the total number of shares on each one year anniversary of the grant date. As of December 31, 2010, 2,500 shares have already vested and been released.

(5)	In connection with his promotion to Chief Legal and Administrative Officer, Mr. Lopez was granted 5,000 RSUs on August 16, 2010. These RSUs vest over four years, with 25% of the RSUs vesting on each anniversary of the grant date until the RSUs are fully vested.
(6)	These RSUs were originally granted for 75,000 units on April 15, 2009. The RSUs vested with respect to 10% of the total number of shares on April 15, 2010, 20% of the total number of shares shall vest on April 15, 2011, 30% of the total number of shares on April 15, 2012, and 40% of the total number of shares on April 15, 2013.
(7)	These RSUs were originally granted for 50,000 shares on June 15, 2009. The RSUs vest with respect to 1/4 of the total number of shares on each one year anniversary of the grant date. As of December 31, 2010, 12,500 shares have already vested and been released.
(8)	This represents the number of RSUs granted to Mr. Almgren pursuant to the Stock Option Exchange Program. Mr. Almgren exchanged a total of 143,438 eligible options for 42,819 RSUs. The replacement RSUs will vest with respect to 1/2 of the total number of shares on September 1, 2011 and 1/2 of the total number of shares will vest on September 1, 2012. For a detailed discussion about this program, please refer to Note 5 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Executive Change of Control Retention Agreements

We have entered into Change of Control Retention Agreements with each of our current named executive officers. Under the Change of Control Retention Agreements, a change of control is defined generally as (a) an acquisition by any person of 50% or more of our outstanding shares of common stock, (b) the consummation of a merger or consolidation, or series of related transactions, which results in our voting securities outstanding immediately prior thereto failing to continue to represent at least 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction, (c) the sale or disposition of all or substantially all of our assets or (d) the dissolution or liquidation of the Company. The following is a summary of the material terms of each of the Change of Control Retention Agreements with each named executive officer regarding termination of each named executive officer’s employment with us.

•

Upon any termination of employment, the executive is entitled to receive (i) payment for all unpaid salary and vacation accrued through the date of termination, (ii) reimbursement for expenses per existing Company policies and (iii) continued benefits in accordance with the terms of our then existing benefit plans and policies and/or as required by applicable law.

•

In the event of his voluntary termination (other than for “good reason”) or termination for “cause”, or a termination by either the executive or the Company due to death or disability, the executive is not entitled to any cash separation benefits or additional vesting of shares of restricted stock or options.

•

In the event of his termination without “cause” or for “good reason” during the period commencing three months prior to the completion of a “change of control” and ending twelve months after a “change of control,” each executive is entitled to receive:

•	cash severance equal to his then current annual base salary, paid in a lump sum within thirty days following termination;

•

if the change of control occurs during the first six months of the calendar year, 50% of the calculated amount (if any) payable to the executive under our executive bonus program, or if the change of control occurs during the last six months of the calendar year, 100% of such bonus;

•	reimbursement of COBRA insurance premiums (if such executive elects COBRA coverage), for twelve months following termination; and

•	the acceleration of vesting of 50% of all unvested equity awards outstanding prior to the date of termination.

In order to receive these payments and benefits, the executive must first execute a full unilateral release (including a waiver of unknown claims and covenant not to sue) in favor of Silicon Image and its directors, officers and other related persons and an agreement not to solicit our employees for a period of one year following termination.

•

“Cause” is defined to mean (i) willful failure to follow the lawful written directions of the Board, not remedied within thirty days of written notice, (ii) gross misconduct not remedied within thirty days of written notice, (iii) failure to comply with policies of the Company in a way that would be detrimental to the Company, not remedied within thirty days of written notice, (iv) conviction of, or a plea of no contest to, a crime involving moral turpitude or commission of a fraud that would reflect adversely on the Company or (v) his unreasonable or bad-faith failure to cooperate with the Company in any investigation or formal proceeding initiated by the Board in good faith.

•

“Good Reason” is defined to mean (i) any material reduction in his job duties and responsibilities, (ii) a material change in the position to whom the executive is to report, (iii) a material reduction in annual base salary or target bonus opportunity or (iv) requirement that his principal place of business be located more than 50 miles from the current location.

The following table quantifies the dollar value of payments and benefits to each of the named executive officers on December 31, 2010 according to their respective agreements upon a termination (other than for “cause” or “good reason”) within the period beginning three months prior to a change of control transaction and ending twelve months following such transaction, assuming that such termination took place on December 31, 2010 and that the price per share of our common stock was $7.35, the closing price of our stock reported on the NASDAQ Global Select Market on that date.

Named Executive Officer	Salary(2)	Cash-Based Incentive Award	Health & Insurance Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Camillo Martino	$450,000	$130,037	$22,542	$—	$2,280,000
Noland Granberry	288,500	35,459	22,346	336,263	180,312
Edward Lopez	294,600	37,770	22,370	266,438	177,181
Timothy Vehling	290,000	20,151	22,328	137,813	345,313

(1)	Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon the closing price per share of our common stock on December 31, 2010, the last trading day of fiscal 2010, of $7.35 as reported on the NASDAQ Global Select Market.
(2)	This represents the base salaries of the named executive officers effective January 1, 2011.

DIRECTOR COMPENSATION

Board of Directors Compensation Practices

We compensate our non-employee board directors. Our goal is to be very competitive in the market to attract the best talent we can to our board. Because of the value of equity granted to our members, our total compensation is above the 50th percentile relative to our peer companies. The cash portion of our compensation is closer to the mid-point of the market.

In addition to the initial RSU grant and annual RSU grants for non-employee directors under the Director Compensation Plan described below, non-employee directors are eligible to receive discretionary grants of stock options under the 2008 Equity Incentive Plan.

Director Compensation Plan

In 2009, the Compensation Committee, with the assistance of Compensia, a compensation consulting firm that was retained by us to assess competitive market practices for board compensation based on a peer group review and evaluation of trends in board compensation, discussed director compensation and set the terms of the compensation plan currently in effect for our non-employee directors:

(1) Initial RSU Grant. Upon appointment or election to the board, each non-employee director receives 15,000 RSUs under our 2008 Equity Incentive Plan, which RSUs vest 100% on the first anniversary of the grant date. The RSUs will become fully vested upon a change of control and will terminate on the date the director ceases to perform services for us.

(2) Annual Compensation by Role and for Meeting Attendance.

•

Cash Compensation by Role. Each non-employee director receives cash compensation for membership on the board, the standing committees and for holding chair positions on the board and the standing committees in the amounts and on the terms described in the table and note (1) below.

•

Cash Compensation for Meeting Attendance. Each non-employee director receives cash compensation for attendance at certain board and committee meetings in the amounts and on the terms described in the table and notes (3) and (4) below.

•

Annual RSU Grant(s). Immediately following each annual meeting of stockholders, each director who is not an employee and whose direct pecuniary interest in our common stock is less than five percent receives an annual grant of 15,000 RSUs (18,000 RSUs for the Chairman of the Board). These RSUs vest 100% on the earlier of the first anniversary of the grant date or the date of the Company’s first annual meeting of stockholders following the grant date, will become fully vested upon a change of control and will terminate on the date the director ceases to provide services to us. In 2010, the directors received RSU grants for Board committee service as described in the table below.

Role	Annual Cash Retainer by Role(1)	Annual RSU Grant by Role	Meeting Fees		Telephone Meeting Fees
Board Member	$25,000	15,000 shares	$1,000/meeting	(2)	$500/meeting	(2)
Board Chair	10,000	18,000 shares	—		—
Audit Committee Member	10,000	—	$1,000/meeting	(3)	$500/meeting	(3)
Audit Committee Chair	10,000	—	—		—
Compensation Committee Member	5,000	—	$1,000/meeting	(3)	$500/meeting	(3)
Compensation Committee Chair	7,000	—	—		—
Governance and Nominating Committee Member	5,000	—	$1,000/meeting	(3)	$500/meeting	(3)
Governance and Nominating Committee Chair	7,000	—	—		—
Corporate Development Committee Co-Chairs	5,000	—	$2,000/meeting	(3)	$2,000/meeting	(3)

(1)	The annual retainer paid for Board membership serves as compensation for attendance at up to six Board meetings per year, whether telephonic or in person. Beginning with the seventh Board meeting in a given calendar year, Board members in attendance will receive additional meeting fees as set forth in the table above. These cash amounts are additive with respect to each role performed by the applicable director. For example, if a director serves on the Board, as chair of the Audit Committee and member of the Compensation Committee, he will receive an annual cash retainer in the amount of $50,000 ($25,000 as Board member, $10,000 as Audit Committee member, $10,000 as chair of the Audit Committee and $5,000 as Compensation Committee member).
(2)	These cash amounts are payable to a director with respect to all meetings after the sixth meeting of the Board of Directors in a given calendar year that the applicable director attended, either in person or via telephone.
(3)	These cash amounts are payable to a director with respect to all committee meetings that the applicable director attended, either in person or via telephone.

DIRECTOR COMPENSATION TABLE (2010)

The table below sets forth the amounts of total compensation awarded to, earned by or paid to non-employee directors of Silicon Image in 2010 for membership on the Board, committees of the Board and/or attendance at meetings of the Board and Board committees, pursuant to the Director Compensation Plan. 2010 was a year of strategic and management transition for the Company requiring a higher than expected number of Board and Committee meetings. The non-employee directors were not entitled to receive payments which would characterized as “non-equity incentive plan compensation” for the fiscal year ended December 31, 2010. We do not administer a pension plan program.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(7)	Total ($)
Peter Hanelt(2)	$90,000	$66,960	$6,945	$163,905
Masood Jabbar(3)	157,000	55,800	11,674	224,474
John Hodge(4)	70,000	55,800	—	125,800
William Raduchel(5)	55,000	55,800	11,110	121,910
William George(6)	60,500	55,800	—	116,300

(1)	The amounts reflect the aggregate grant date fair value of the restricted stock units (RSUs) granted to the directors in 2010 pursuant to our 2008 Equity Incentive Plan. The aggregate fair value of the RSUs is computed in accordance with ASC No. 718. The fair value of the RSUs was determined using the market value of the Company’s common stock on the date of the grant.
(2)	On May 19, 2010, Mr. Hanelt was granted 18,000 RSUs. These RSUs shall vest 100% on the earlier of the first anniversary of the grant date or the date of the Company’s first annual meeting of stockholders following the grant date, will become fully vested upon a change of control and will terminate on the date the director ceases to provide services to us. The market value of the Company’s common stock on May 19, 2010 (i.e., date of grant) was $3.72 per share. As of December 31, 2010, Mr. Hanelt held outstanding RSUs for 18,000 shares, all of which were unvested and aggregate outstanding options to purchase 145,000 shares, all of which were vested.
(3)	Included in Mr. Jabbar’s cash Board fees for fiscal year 2010 is $60,000 as payment for his assistance to the Company in the management transition that occurred during fourth quarter of 2009. On May 19, 2010, Mr. Jabbar was granted 15,000 RSUs. These RSUs shall vest as to 100% on the earlier of the first anniversary of the grant date or the date of the Company’s first annual meeting of stockholders following the grant date, will become fully vested upon a change of control and will terminate on the date the director ceases to provide services to us. The market value of the Company’s common stock on May 19, 2010 (i.e., date of grant) was $3.72 per share. As of December 31, 2010, Mr. Jabbar held outstanding RSUs for 15,000 shares, all of which were unvested and aggregate outstanding options to purchase 125,000 shares, all of which were vested.
(4)	On May 19, 2010, Mr. Hodge was granted 15,000 RSUs. These RSUs shall vest as to 100% on the earlier of the first anniversary of the grant date or the date of the Company’s first annual meeting of stockholders following the grant date, will become fully vested upon a change of control and will terminate on the date the director ceases to provide services to us. The market value of the Company’s common stock on May 19, 2010 (i.e., date of grant) was $3.72 per share. As of December 31, 2010, Mr. Hodge held outstanding RSUs for 15,000 shares, all of which were unvested and aggregate outstanding options to purchase 95,000 shares, all of which were vested.
(5)	On May 19, 2010, Mr. Raduchel was granted 15,000 RSUs. These RSUs shall vest as to 100% on the earlier of the first anniversary of the grant date or the date of the Company’s first annual meeting of stockholders following the grant date, will become fully vested upon a change of control and will terminate on the date the director ceases to provide services to us. The market value of the Company’s common stock on May 19, 2010 (i.e., date of grant) was $3.72 per share. As of December 31, 2010, Mr. Raduchel held outstanding RSUs for 15,000 shares, all of which were unvested and aggregate outstanding options to purchase 270,000 shares, of which 250,000 shares were vested and 20,000 were unvested.
(6)

On May 19, 2010, Dr. George was granted 15,000 RSUs These RSUs shall vest as to 100% on the earlier of the first anniversary of the grant date or the date of the Company’s first annual meeting of stockholders following the grant date, will become fully vested upon a change of control and will terminate on the date the director ceases to provide services to us. The market value of the Company’s common stock on May 19, 2010 (i.e., date of grant) was $3.72 per share. As of December 31, 2010, Dr. George held outstanding RSUs for 15,000 shares, all of which were unvested and aggregate outstanding options to purchase 95,000 shares, all of which were vested.

(7)	The amounts in this column represent the reimbursements of out-of-pocket personal expenses incurred by the directors in connection with their duties as Board members, in excess of the allowable limit.

TRANSACTIONS WITH RELATED PERSONS

From January 1, 2010 to the present, there have been no (and there are no currently proposed) transactions in which Silicon Image was (or is to be) a participant and the amount involved exceeded $120,000, and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described above for our named executive officers and directors and compensation arrangements with our other executive officers not required to be disclosed in this section by the rules and regulations of the Securities and Exchange Commission.

Silicon Image has adopted and maintains a code of conduct and ethics that applies to all directors, executive officers and employees. The code covers matters that we believe are supportive of high standards of ethical business conduct, including those regarding legal compliance, conflicts of interest, insider trading, corporate opportunities, competition and fair dealing, maintenance of corporate books and records, gifts and entertainment, political contributions, international business laws, confidentiality, protection of company assets, public communications, special obligations applicable to our Chief Executive Officer and senior financial officers and standards and procedures for compliance with the code. The code can be found on the Investors Relation’s section of our website at http://ir.siliconimage.com under “Corporate Governance”.

The code does not distinguish between potential conflict of interest transactions involving directors or executive officers and those involving other employees. It notes that all covered persons are expected to avoid conflicts of interest. The code provides some examples of activities that could involve conflicts of interest, including aiding our competitors, involvement with any business that does business with us or seeks to do so, owning a significant financial interest in a competitor or a business that does business with us or seeks to do so, soliciting or accepting payments or other preferential treatment from any person that does business with us or seeks to do so, taking personal advantage of corporate opportunities and transacting company business with a family member.

The code defines a “related party transaction” to mean any transaction that is required to be disclosed in this section by the rules and regulations of the Securities and Exchange Commission. The compliance officer under the code will conduct a review of all related party transactions for potential conflict of interest situations. Further, all related party transactions must be approved or ratified by our audit committee or another independent body of the Board. The code does not expressly set forth the standards that would be applied in reviewing, approving or ratifying transactions in which our directors, executive officers or 5% stockholders have a material interest. We expect that in connection with the review, approval or ratification of any such transaction, our compliance officer and audit committee or independent body of the Board will be provided with all material information then available regarding the transaction, the nature and extent of the director’s, executive officer’s or 5% stockholder’s interest in the transaction and the terms upon which the products, services or other subject matter of the transaction could be provided by alternative sources. We expect that any such transaction would be approved or ratified only if our audit committee or independent body of the Board concluded in good faith that it was in our interest to proceed with it. We expect that that pre-approval will be sought for any such transaction when practicable and when pre-approval is not obtained, for any such transaction to be submitted for ratification as promptly as practicable.

STOCK PRICE PERFORMANCE GRAPH

The stock price performance graph below is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Silicon Image specifically incorporates this information by reference and shall not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Silicon Image, the NASDAQ Composite Stock Market Index (US) and the S&P Information Technology Index. The graph assumes that $100 was invested in Silicon Image’s common stock, the NASDAQ Composite Stock Market (US) and the S&P Information Technology Index from December 31, 2005 through December 31, 2010. No cash dividends have been declared on Silicon Image’s common stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

CUMULATIVE TOTAL RETURN

Based upon an initial investment of $100 on December 31, 2005 with dividends reinvested

	12/05	12/06	12/07	12/08	12/09	12/10
Silicon Image, Inc.	100.00	140.24	49.83	46.31	28.45	81.04
NASDAQ Composite	100.00	111.74	124.67	73.77	107.12	125.93
S&P Information Technology	100.00	108.42	126.10	71.70	115.96	127.77

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission and, in accordance with the Commission’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Silicon Image specifically incorporates this information by reference and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

Management is responsible for Silicon Image’s internal controls over the financial reporting process and for its assessment of the effectiveness of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of Silicon Image’s consolidated financial statements and the independent audit of the internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, during fiscal year 2010, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, our independent registered public accounting firm. Management has represented to the Audit Committee that Silicon Image’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP. The Audit Committee has also discussed management’s assessment of internal control over financial reporting as well as Deloitte & Touche LLP’s report on their audit of internal control over final reporting as of December 31, 2010. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with those Charged with Governance).

Deloitte & Touche LLP has also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Deloitte & Touche LLP that independent registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of Deloitte & Touche LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements and management’s report on internal control over financial reporting in Silicon Image’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

Audit Committee

Peter Hanelt

John Hodge

Masood Jabbar

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our common stock (“10% Stockholders”) to file with the Securities and Exchange Commission initial reports of ownership on a Form 3 and reports of changes in ownership of our common stock and other equity securities on a Form 4 or Form 5. Such executive officers, directors and 10% Stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such filings in our possession and written representations from the executive officers and directors, we believe that all of our executive officers, directors and 10% Stockholders made all the necessary filings under Section 16(a) during fiscal year 2010.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in Silicon Image’s Proxy Statement and form of proxy relating to Silicon Image’s Annual Meeting of Stockholders to be held in 2012 must be received by December 13, 2011. Stockholders wishing to bring a proposal before the annual meeting to be held in 2012 (but not include it in Silicon Image’s proxy materials) must provide written notice of such proposal to the Secretary of Silicon Image at the principal executive offices of Silicon Image between February 17, 2012 and March 19, 2012.

DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

Silicon Image invites its Board members to attend its annual stockholder meetings, but does not require attendance. In 2010, Mr. Camillo, Mr. Hanelt and Mr.  Raduchel attended Silicon Image’s Annual Stockholder Meeting.

SECURITYHOLDER COMMUNICATIONS

Any securityholder of Silicon Image wishing to communicate with the Board may write to the Board at directors@siliconimage.com or Board of Directors, c/o Silicon Image, 1060 East Arques Ave., Sunnyvale, California 94085. An employee of Silicon Image, under the supervision of the Chairman of the Board, will forward these emails and letters directly to the Board. Securityholders may indicate in their email messages and letters if their communication is intended to be provided to certain director(s) only.

CODE OF CONDUCT AND ETHICS

Silicon Image has adopted a code of conduct and ethics that applies to Silicon Image’s directors, executive officers and employees, including its Chief Executive Officer and Chief Financial Officer. The code of conduct and ethics is available on the Investor Relation’s section of Silicon Image’s website at http://ir.siliconimage.com under “Corporate Governance”.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

Appendix A

SILICON IMAGE, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Establishment of Plan.  Silicon Image, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent Corporation” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section (“Section 423”)), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 shall have the same definition herein. As of the amendment and restatement of the Plan on April 3, 2008, a total of 2,422,448 shares of the Company’s Common Stock is reserved for issuance under this Plan. In addition, on each January 1 (commencing with January 1, 2009) the aggregate number of shares of the Company’s Common Stock reserved for issuance under the Plan shall be increased automatically by a number of shares equal to 1% of the total number of outstanding shares of the Company Common Stock on the immediately preceding December 31; provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, that the aggregate number of shares issued over the term of this Plan shall not exceed 8,000,000 shares. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan. If Proposal 2 is approved (i.e., the 3,000,000 increase in the number of shares issuable under the ESPP), the aggregate number of shares of common stock reserved for issuance under the ESPP will be 11,000,000.

2. Purpose.  The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

3. Administration.  This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4. Eligibility.  Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who are not employed by the Company or a Participating Subsidiary (10) days before the beginning of such Offering Period;

(b) employees who are customarily employed for twenty (20) hours or less per week;

(c) employees who are customarily employed for five (5) months or less in a calendar year;

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent

(5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

(e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5. Offering Dates.  The offering periods of this Plan (each, an “Offering Period”) shall be of approximately six (6) months duration. The first such Offering Period under the Plan as amended and restated in 2008, shall commence on August 16, 2008, and end on the last business day to occur on or before February 15, 2009, and subsequent Offering Periods shall commence on each February 16 and August 16 thereafter. The Offering Period that commenced on February 16, 2008, shall continue under its terms and end on August 15, 2008. Each Offering Period shall consist of a single purchase period (a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Offering Period is referred to as the “Purchase Date” and is the end of the Purchase Period. The Committee shall have the power to change the duration of Offering Periods with respect to offerings without stockholder approval.

6. Participation in this Plan.  Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date of such Offering Period after satisfying the eligibility requirements by delivering a subscription agreement to the Company not later than five (5) days before such Offering Date. Notwithstanding the foregoing, the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Company by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Company not later than five (5) days preceding a subsequent Offering Date (or such later time as the Committee may establish). Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period and is not required to file another subscription agreement to continue participation in this Plan other than following a withdrawal from participation as set forth in Section 11 below.

7. Grant of Option on Enrollment.  Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Offering Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.

8. Purchase Price.  The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The fair market value on the Offering Date; or

(b) The fair market value on the Purchase Date.

For purposes of this Plan, the term “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported by The Wall Street Journal or other source designated by the Board or Committee;

(b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or other source designated by the Board or Committee; or

(c) if none of the foregoing is applicable, by the Board or Committee in good faith.

9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may prospectively increase or decrease the rate of payroll deductions for any upcoming Offering Period by filing with the Company a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.

(c) A participant may decrease, but not increase, his or her payroll deduction percentage (including to zero) during a Purchase Period by filing with the Company a new authorization regarding upcoming payroll deductions. Such decrease shall be effective as soon as administratively practicable after the Company’s receipt of the request. Only one such change may be made effective during any Purchase Period.

(d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e) On each Purchase Date, so long as this Plan remains in effect, and provided that the participant has not timely submitted a signed and completed withdrawal form before that date as provided in Section 11 below, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

(g) A participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10. Limitations on Shares to be Purchased.

(a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b) No more than twice the number of Shares that the participant’s contributions in an Offering Period could have purchased using as the purchase price eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date of that Offering Period may be purchased by that participant on the Purchase Date of that Offering Period.

(c) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

(d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest.

11. Withdrawal.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

12. Termination of Employment.  Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions.  In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14. Capital Changes.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination or return each participant’s funds on deposit without interest. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall terminate as of a date fixed by the Committee and the date of such termination shall be the final Purchase Date for all Offering Periods then in effect.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15. Nonassignability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. Reports.  Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

17. Notice of Disposition.  Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. No Rights to Continued Employment.  Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

19. Equal Rights And Privileges.  All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. Notices.  All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Term; Stockholder Approval.  This Plan was first adopted by the Board on July 20, 1999, as the Silicon Image, Inc. 1999 Employee Stock Purchase Plan, and amended and restated on April 3, 2008 as the Silicon Image, Inc. Employee Stock Purchase Plan. When required by applicable law or Section 423, this Plan shall be submitted for approval by the stockholders of the Company, in any manner required, or permitted, by applicable law. No purchase of shares that are subject to such approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-seven (27) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of shares and participants in such Offering Period shall be refunded their contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) August 15, 2018.

22. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. Applicable Law.  The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25. Amendment or Termination of this Plan.  The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) increase the number of shares that may be issued under this Plan; or

(b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan was adopted by the Board.

SILICON IMAGE, INC. EMPLOYEE STOCK PURCHASE PLAN

ENROLLMENT FORM

Check One:	Complete:
☐ New Enrollment or Re-enrollment	Social Security No.
☐ Change	Employee No.

☐     Change in How Shares Are to Be Held in Account

☐    Increase in Payroll Deduction Level ☐ next Offering Period

☐    Decrease in Payroll Deduction Level ☐ this Purchase Period ☐ next Offering Period

☐    Suspension of Payroll Deductions for Open Offering Period (Attach Completed Suspension Form)

☐    Withdrawal (Attach Completed Withdrawal Form)

☐    Beneficiary Change

1.	Name of Participant

2.	Shares purchased under the Plan should be held in account with the Plan Broker in my name or in my name together with the name(s) indicated below:

Name	Social Security No.

Name	Social Security No.

There may be tax consequences for naming individuals other than your spouse on the account in which Shares purchased under the Plan are held. If spouse (circle one): Joint Tenants/Community Property.

Please notify the Plan Broker directly to transfer or sell your stock.

3.

Payroll Deduction Level (from 1% to 15% in whole percentages):

(the percentage deduction will be made from your W-2 compensation including base salary, commissions, overtime, shift premiums, bonuses and draws against commissions)

4.	I confirm my spouse’s interest (if married) in the community property herein (if in a community property state), and I hereby designate the following person(s) as my beneficiary(ies) to receive all payments and/or stock attributable to my interest under the Plan:

		Name	*To be divided as follows:			Address
Last	First	M.I.		Number	Street

Social Security No.		Relationship		City	State	Zip

Last	First	M.I.		Number	Street

Social Security No.		Relationship		City	State	Zip

*	If more than one beneficiary: (1) insert “in equal shares”, or (2) insert percentage to be paid to each beneficiary.

4.	The information provided on this Enrollment Form will remain in effect unless and until I complete and submit to Silicon Image, Inc. a new enrollment form.

SILICON IMAGE, INC. OFFICE USE:

Signature:	Date received by the:

Name:	Date entered into system:

Date:	Please return this completed form to Silicon Image, Inc.

SILICON IMAGE, INC.

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

1. I elect to participate in the Silicon Image, Inc. (the “Company”) Employee Stock Purchase Plan (the “Plan”) and to subscribe to purchase shares of the Company’s Common Stock (the “Shares”) in accordance with this Subscription Agreement and the Plan.

2. I authorize payroll deductions from each of my paychecks in that percentage of my base salary, commissions, overtime, shift premiums, bonuses and draws against commissions as shown on my Enrollment Form, in accordance with the Plan.

3. I understand that such payroll deductions shall be accumulated for the purchase of Shares under the Plan at the applicable purchase price determined in accordance with the Plan. I further understand that except as otherwise set forth in the Plan, Shares will be purchased for me automatically at the end of each Purchase Period unless I withdraw from the Plan or otherwise become ineligible to participate in the Plan.

4. I understand that this Subscription Agreement will automatically re-enroll me in all subsequent Offering Periods unless I withdraw from the Plan or I become ineligible to participate in the Plan.

5. I acknowledge that I have a copy of and am familiar with the Company’s most recent Prospectus which describes the Plan. A copy of the complete Plan and the Prospectus is on file with the Company.

6. I understand that Shares purchased for me under the Plan will be held in a personal account with the Plan Broker unless I request otherwise and that I am obligated to notify the Company of any disqualifying disposition.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8. I have read and understood this Subscription Agreement.

Signature:

Name:

Date:

Please return this completed form to the Company.

SILICON IMAGE, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(Sub-Plan of the Silicon Image, Inc. Employee Stock Purchase Plan,

as Amended and Restated on                     , 2008)

1. PURPOSE.  The Silicon Image, Inc. International Employee Stock Purchase Plan, a sub-plan of the Silicon Image, Inc. Employee Stock Purchase Plan (the “Sub-Plan”) is intended to provide eligible employees of the Company’s Non-U.S. Subsidiaries with a convenient means or acquiring an equity interest in the Company through payroll deductions or other approved contributions and to enhance such employees’ sense of participation in the affairs of the Company and Non-U.S. Subsidiaries. The Sub-Plan is not intended to qualify as an employee stock purchase plan under Section 423 (b) of the U.S. Internal Revenue Code of 1986, as amended.

All provisions of this Sub-Plan shall be governed by the U.S. Plan, except as otherwise expressly provided herein.

The Sub-Plan became effective on the designated Effective Date.

2. DEFINITIONS.  The definitions provided in the U.S. Plan shall govern the Sub-Plan, except the following terms shall have the meanings indicated:

Compensation means all cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums, and bonuses, plus draws against commissions.

Corporate Affiliate means any corporation, partnership, joint venture or other business entity in which the Company owns, directly or indirectly, stock or a capital or profit interest and with respect to which the Company possesses the power to direct or cause the direction of the management and policies.

Effective Date means July 13, 2007.

Employee means any person employed by a Non-U.S. Subsidiary.

Non-U.S. Subsidiary shall mean any Corporate Affiliate with Employees residing outside of the United States. As of the Effective Date, the Non-U.S. Subsidiaries designated to participate in the Sub-Plan are listed on attached Schedule A.

Participant means any Employee who meets the eligibility and participation requirements set forth in Section 4, below and is an Employee of a Non-U.S. Subsidiary.

U.S. Plan shall mean the Silicon Image, Inc. Employee Stock Purchase Plan, and for Offering Periods commencing prior to August 16, 2008, the Silicon Image, Inc. 1999 Employee Stock Purchase Plan, as amended.

3. ADMINISTRATION.  This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4. ELIGIBILITY AND PARTICIPATION.

(a) Any Employee of a Non-U.S. Subsidiary is eligible to participate in an Offering Period (as hereinafter defined) under this Sub-Plan except the following:

(i) An Employee who is not employed by the Non-U.S. Subsidiary ten (10) days before the beginning of such Offering Period; and

(ii) An Employee who, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries, including Non-U.S. Subsidiaries, or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries, including Non-U.S. Subsidiaries.

(b) In order to participate in the Sub-Plan for a particular Offering Period, the Employee must complete the enrollment forms prescribed by the Company (including a subscription agreement and a payroll deduction authorization, if applicable) and file such forms with the office designated by the Company no later than the close of business for such office on the subscription date designated by the Company. However, any Employee of a Non-U.S. Subsidiary who is a participant in the U.S. Plan immediately prior to the Effective Date shall automatically become a Participant in the initial Offering Period under the Sub-Plan and such individual’s contributions under the Sub-Plan (whether made by payroll deduction, check or other payment method as applicable) shall continue at the same rate authorized under the U.S. Plan immediately prior to the Effective Date unless the Participant shall change such rate in accordance with Section 9 of the U.S. Plan.

5. STOCK SUBJECT TO THE SUB-PLAN.  The Stock purchasable by Participants under the Sub-Plan shall be made available from shares reserved under the U.S. Plan and any shares issued under the Sub-Plan will reduce, on a share-for-share basis, the number of shares of Common Stock available for subsequent issuance under the U.S. Plan.

6. PURCHASE RIGHTS.  An Employee who participates in the Sub-Plan for a particular Offering Period shall have the right to purchase Common Stock upon the terms and conditions set forth below and shall execute a subscription agreement embodying such terms and conditions and such other provisions (not inconsistent with the Sub-Plan) as the Company may deem advisable.

(a) Purchase Price.  The U.S. Dollar Purchase Price shall be determined in accordance with the provisions of Section 8 of the U.S. Plan.

(b) Number of Purchasable Shares.  The number of shares purchasable by a Participant shall be determined in accordance with the provisions of Section 10 of the U.S. Plan.

(c) Payment.  Except to the extent otherwise determined by the Company and as otherwise required by law, payment for Common Stock purchased under the Sub-Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant Offering Period and, unless terminated earlier pursuant to Section 6 (e), below, shall terminate with the pay day ending with or immediately prior to the last day of the Offering Period. The amounts so collected shall be credited to the Participant’s individual book account under the Sub-Plan, initially in the currency in which paid by the Non-U.S. Subsidiary until converted into U.S. Dollars. Accordingly, all purchases of Common Stock under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions or other approved contributions for the Offering Period have been converted. No interest shall be paid on the balance from time to time outstanding in the book account maintained for the Participant, except as otherwise required by law. The amounts collected from a Participant may be commingled with the general assets of the Company or the Non-U.S. Subsidiary and may be used for general corporate purposes, except as otherwise required by law.

(d) Conversion into U.S. Dollars.  For purposes of determining the number of shares purchasable by a Participant, the payroll deductions or other approved contributions credited to each Participant’s book account during each Offering Period shall be converted into U.S. Dollars on the Purchase Date for that Offering Period on the basis of the exchange rate in effect on such date. The Company shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Purchase Date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

(e) Transfer of Employment.  In the event that a Participant who is an Employee of a Non-U.S. Subsidiary is transferred and becomes an employee of the Company during an Offering Period under the Sub-Plan, such individual shall continue to remain a Participant in the Sub-Plan, and payroll deductions or other approved contributions shall continue to be collected until the next Purchase Date as if the Participant had remained an Employee of the Non-U.S. Subsidiary.

In the event that an employee of the Company who is a participant in the U.S. Plan is transferred and becomes an Employee of a Non-U.S. Subsidiary during an Offering Period in effect under the U.S. Plan, such individual shall automatically become a Participant under the Sub-Plan for the duration of the Offering Period in effect at that time under the Sub-Plan and the balance in such individual’s book account maintained under the U.S. Plan shall be transferred as a balance to a book account opened for such individual under the Sub-Plan. Such balance, together with all other payroll deductions or other approved contributions collected from such individual by the Non-U.S. Subsidiary for the remainder of the Offering Period under the Sub-Plan (as converted into U.S. Dollars), shall be applied on the next Purchase Date to the purchase of Common Stock under the Sub-Plan.

(f) Additional Restrictions on Transfer of Shares to Comply with Local Law.  In order to comply with local law (including, without limitation, local securities and applicable exchange laws), the Company may require a Participant to retain the shares purchased on his or her behalf in the in a Company account or an account of a designated broker until the sale of such shares.

7. AMENDMENT AND TERMINATION.  The amendment and termination of the Sub-Plan are governed by Section 25 of the U.S. Plan.

8. GENERAL PROVISIONS.

(a) All costs and expenses incurred in the administration of the Sub-Plan shall be paid by the Company or the Non-U.S. Subsidiary.

(b) Neither the action of the Company in establishing the Sub-Plan, nor any action taken under the Sub-Plan by the Board nor any provision of the Sub-Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

(c) The Company may adopt rules or procedures relating to the operation and administration of the Sub-Plan to accommodate the specific requirements of the law and procedures of applicable jurisdictions. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.

(d) The Committee may adopt rules, procedures or sub-plans applicable to particular Non-U.S. Subsidiaries or jurisdictions. The rules of such sub-plans may take precedence over other provisions of this Sub-Plan, with the exception of Section 5, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Sub-Plan shall govern the operation of such sub-plan.

(e) Except as otherwise expressly required under the laws of the local jurisdiction, the Sub-Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of California, United States of America without resort to that state’s conflict-of-laws rules. Should any provision of this Sub-Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable in a separate local jurisdiction, such determination shall in no way affect the application of that provision in any other local jurisdiction, or any of the remaining provisions of the Sub-Plan.

9. DISALLOWED PROVISIONS OF THE U.S. PLAN.  The following provisions of the U.S. Plan are not applicable to the Sub-Plan:

(a) SECTION 17. Notice of Disposition, and

(b) SECTION 19. Equal Rights and Privileges.

Schedule A

Non-US Subsidiaries Participating in the

International Employee Stock Purchase Plan

(Sub-Plan of the Silicon Image, Inc. Employee Stock Purchase Plan,

as Amended and Restated on                     , 2008)

as of July 13, 2007

1. Silicon Image Japan KK (Japan)

   (Eligible for the Offering Period scheduled to begin on August 1, 2007)

2. Silicon Image GmbH (Germany)

   (Eligible for the Offering Period scheduled to begin on August 1, 2007)

3. Silicon Image International B.V. (Netherlands)

   (Eligible for the Offering Period scheduled to begin on August 1, 2007)

4. Silicon Image UK Ltd. (United Kingdom)

   (Eligible for the Offering Period scheduled to begin on February 16, 2008)

SILICON IMAGE, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(Sub-Plan of the Silicon Image, Inc. Employee Stock Purchase Plan,

as Amended and Restated on                     , 2008)

ENROLLMENT FORM

Check One:	Complete:
☐ New Enrollment or Re-enrollment	Tax Identification No.
☐ Change	Employee No.

☐    Change in How Shares Are to Be Held in Account

☐    Increase in Payroll Deduction Level ☐ next Offering Period

☐    Decrease in Payroll Deduction Level ☐ this Purchase Period ☐ next Offering Period

☐    Suspension of Payroll Deductions for Open Offering Period (Attach Completed Suspension Form)

☐    Withdrawal (Attach Completed Withdrawal Form)

☐    Beneficiary Change

1.	Name of Participant

2.	Shares purchased under the Sub-Plan should be held in account with the Broker in my name or in my name together with the name(s) indicated below:

Name	Tax Identification No.

Name	Tax Identification No.

There may be tax consequences for naming individuals other than your spouse on the account in which Shares purchased under the Sub-Plan are held. If spouse (circle one): Joint Tenants/Community Property.

Please notify the Broker directly to transfer or sell your stock.

3.

Payroll Deduction Level (from 1% to 15% in whole percentages):

(the percentage deduction will be made from your post-tax remuneration including base salary, commissions, overtime, shift premiums, bonuses and draws against commissions)

4.	I confirm my spouse’s interest (if married) in the community property herein (if in a community property state), and I hereby designate the following person(s) as my beneficiary(ies) to receive all payments and/or stock attributable to my interest under the Sub-Plan:

		Name	*To be divided as follows:			Address
Last	First	M.I.		Number	Street

Tax Identification No.		Relationship		City	State	Zip

Last	First	M.I.		Number	Street

Tax Identification No.		Relationship		City	State	Zip

*	If more than one beneficiary: (1) insert “in equal shares”, or (2) insert percentage to be paid to each beneficiary.

5.	The information provided on this Enrollment Form will remain in effect unless and until I complete and submit to Silicon Image, Inc. a new enrollment form.

SILICON IMAGE, INC. OFFICE USE:

Signature:	Date received by the:

Name:	Date entered into system:

Date:

Please return this completed form to Silicon Image, Inc. Human Resources — Fax 408-830-9534

SILICON IMAGE, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(Sub-Plan of the Silicon Image, Inc. Employee Stock Purchase Plan,

as Amended and Restated on                     , 2008)

SUBSCRIPTION AGREEMENT

1. I elect to participate in the Silicon Image, Inc. (the “Company”) International Employee Stock Purchase Plan, a sub-plan of the Silicon Image, Inc. Employee Stock Purchase Plan (the “Sub-Plan”) and to subscribe to purchase shares of the Company’s Common Stock (the “Shares”) in accordance with this Subscription Agreement and the Sub-Plan.

2. I authorize payroll deductions from each of my paychecks in that percentage of my base salary, commissions, overtime, shift premiums, bonuses and draws against commissions as shown on my Enrollment Form, in accordance with the Sub-Plan.

3. I understand that such payroll deductions shall be accumulated for the purchase of Shares under the Sub-Plan at the applicable purchase price determined in accordance with the Sub-Plan. I further understand that except as otherwise set forth in the Sub-Plan, Shares will be purchased for me automatically at the end of each Purchase Period unless I withdraw from the Sub-Plan or otherwise become ineligible to participate in the Sub-Plan.

4. I understand that this Subscription Agreement will automatically re-enroll me in all subsequent Offering Periods unless I withdraw from the Sub-Plan or I become ineligible to participate in the Sub-Plan.

5. I acknowledge that I have a copy of and am familiar with the Company’s most recent Prospectus which describes the Sub-Plan. A copy of the complete Sub-Plan and the Prospectus is on file with the Company.

6. I understand that Shares purchased for me under the Sub-Plan will be held in a personal account with the Broker unless I request otherwise and that I am obligated to notify the Company of any disqualifying disposition.

7. Certain Conditions to Participation in the Sub-Plan

(a) I understand that I shall not have any of the rights of a stockholder with respect to any shares until the Shares are issued to me.

(b) I understand that the exercise of a purchase right to receive Shares under the Sub-Plan and the issuance, transfer, assignment, sale, or other dealings of such Shares shall be subject to compliance by the Company and me with all applicable requirements of: (a) federal and state securities law, (b) the laws, rules, and regulations of the country of which I am a resident (“Local Law”), and (c) any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Furthermore, I agree that I will not acquire shares of Common Stock pursuant to the Sub-Plan except in compliance with all aforementioned laws and requirements.

(c) As a condition of my participation in the Sub-Plan, I acknowledge that:

(i) Any notice period mandated under Local Law shall not be treated as service for the purpose of determining my participation in the Sub-Plan; and my right to receive Shares under the Sub-Plan after Termination of service, if any, will be measured by the Termination Date of my active service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Sub-Plan, the Company, in its sole discretion, shall determine whether my service has Terminated and the effective Termination Date.

(ii) The Sub-Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Sub-Plan and this Subscription Agreement.

(iii) The offer of participation in the Sub-Plan is voluntary and occasional and does not create any contractual or other right to participate in the Sub-Plan or the right to purchase Shares in the future.

(iv) All decisions with respect to future participation in the Sub-Plan, if any, will be at the sole discretion of the Company.

(v) I am voluntarily participating in the Sub-Plan.

(vi) The right to purchase Shares under the Sub-Plan is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Parent Corporation or Subsidiary), and which is outside the scope of my employment contract, if any.

(vii) The right to purchase Shares under the Sub-Plan is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(viii) In the event that I am not an employee of the Company, participation in the Sub-Plan will not be interpreted to form an employment contract or relationship with the Company; and furthermore participation in the Sub-Plan will not be interpreted to form an employment contract with any Parent Corporation or Subsidiary.

(ix) The future value of the underlying Shares purchased under the Sub-Plan is unknown and cannot be predicted with certainty. If I obtain Shares upon participating in the Sub-Plan, the value of those Shares may increase or decrease.

(x) No claim or entitlement to compensation or damages arises from termination of participation in the Sub-Plan or diminution in value of the Shares purchased under the Sub-Plan resulting from termination of my service (for any reason whether or not in breach of Local Law) and I irrevocably release the Company and each Parent Corporation and Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Subscription Agreement, I shall be deemed irrevocably to have waived my entitlement to pursue such a claim.

8. Tax Withholding

(a) Regardless of any action taken by the Company or of a Parent Corporation or Subsidiary with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations (the “Tax Obligations”), I acknowledge that the ultimate liability for all Tax Obligations legally due by me is and remains my responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of my participation in the Sub-Plan, including the grant, the right to purchase Shares, the subsequent sale of Shares acquired pursuant to the Sub-Plan, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of my participation in the Sub-Plan to reduce or eliminate my liability for Tax Obligations.

(b) I shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company at the time such Tax Obligations arise. In this regard, I hereby authorize withholding of all applicable Tax Obligations from payroll and any other amounts payable to me, and otherwise agree to make adequate provision for withholding of all applicable Tax Obligations, if any, by the Company or of a Parent Corporation or Subsidiary which arise in connection with my participation in the Sub-Plan. Alternatively, or in addition, if permissible under applicable law, including Local Law, the Company may require me to satisfy the Tax Obligations through either or both of the methods described in Sections 8(b) and 8(c) below. The Company shall have no obligation to process the Shares purchased under the Sub-Plan or to deliver shares of Common Stock until the Tax Obligations as described in this Section have been satisfied by me.

(c) Subject to compliance with applicable law, including Local Law, and the Company’s Insider Trading Policy, the Company may, in its discretion, require me to satisfy all or any portion of the Tax Obligations in accordance with procedures established by the Company providing for delivery by me to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares being purchased.

(d) The Company may, in its discretion, require me to satisfy all or any portion of the Tax Obligations by deducting from the shares of Common Stock otherwise deliverable to me under the Sub-Plan a number of whole shares having a Fair Market Value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

9. Data Privacy Consent

(a) I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, my personal data as described in this document by and among the Company and each Parent Corporation and Subsidiary for the exclusive purpose of implementing, administering and managing my participation in the Sub-Plan.

(b) I understand that the Company (or any Parent Corporation or Subsidiary) holds certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of my participation in the Sub-Plan (including Shares purchased) or any other entitlement to shares awarded, canceled, exercised, or outstanding in my favor, for the purpose of implementing, administering and managing the Sub-Plan (“Data”).

(c) I further understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Sub-Plan, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the Sub-Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares acquired upon my participation in the Sub-Plan.

(d) I also understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Sub-Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Sub-Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

10. I hereby agree to be bound by the terms of the Sub-Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Sub-Plan.

11. I have read and understood this Subscription Agreement.

Signature:

Name:

Date:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

SILICON IMAGE, INC.

INTERNET http://www.proxyvoting.com/simg

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

96121

FOLD AND DETACH HERE

The Board of Directors unanimously recommends a vote FOR each of the nominees, FOR Proposals 2, 3 and 5, and for “1 YEAR” on Proposal 4.

Please mark your votes as indicated in this example

1. ELECTION OF CLASS III DIRECTORS

Nominees:

01 William Raduchel

02 Camillo Martino

FOR ALL FOR ALL WITHHOLD *EXCEPTIONS

2. Vote to amend our 1999 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder

FOR AGAINST ABSTAIN

3. Advisory vote on executive compensation

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

4. Advisory vote on the frequency of holding an advisory vote on executive compensation

1 YEAR 2 YEARS 3 YEARS ABSTAIN

5. Vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011

FOR AGAINST ABSTAIN

RESTRICTED AREA - SCAN LINE

Mark Here for Address Change or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

You can now access your Silicon Image, Inc. account online.

Access your Silicon Image, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Silicon Image, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status

View payment history for dividends

View certificate history

Make address changes

View book-entry information

Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2011 Annual Meeting of Stockholders.

The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://ir.siliconimage.com/

FOLD AND DETACH HERE

PROXY SILICON IMAGE, INC.

Annual Meeting of Stockholders – May 18, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Camillo Martino and Edward Lopez, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Silicon Image, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 18, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

(Continued and to be marked, dated and signed, on the other side)

RESTRICTED AREA - SCAN LINE

(Continued and to be marked, dated and signed, on the other side)

RESTRICTED AREA - SIGNATURE LINES